Equifax / IBM Confidential


                                                                   EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED UNDER RULE 406 OF THE SECURITIES ACT OF 1933.

* * * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                MASTER AGREEMENT

                                       FOR

                           OPERATIONS SUPPORT SERVICES

         This Master Agreement is entered into as of January 1, 1998 (the "EFFECTIVE DATE"), between

         1. International Business Machines Corporation, a New York corporation ("IBM"),

         AND

         2. Equifax Inc., a Georgia corporation ("EQUIFAX"), and constitutes a complete restatement and further amendment of that certain Agreement for Systems Operations Services, dated April 20, 1993, as amended, between IBM (successor in interest to Integrated Systems Solutions Corporation ("ISSC")) and Equifax (the "1993 AGREEMENT").

         The Parties agree to the terms and conditions set forth in this Master Agreement (including the forms of Exhibits and Schedules referenced in this Master Agreement), and in each Transaction Document (including the Supplement and Schedules referenced in each Transaction Document) executed by the Parties referencing this Master Agreement. Each Transaction Document is incorporated into this Master Agreement, and the several Transaction Documents and this Master Agreement are herein collectively referred to as the "Agreement".

Signed for and on behalf of IBM:

INTERNATIONAL BUSINESS MACHINES CORPORATION

Signature: ___________________________________

Title: ________________________________________



Signed for and on behalf of Equifax:

EQUIFAX INC.

Signature: ___________________________________

Title: ________________________________________

Equifax / IBM Confidential

                                TABLE OF CONTENTS

                                                                                                                 PAGE

1.       PURPOSE/STRUCTURE/TERM OF AGREEMENT......................................................................1
         1.1      Purpose of Agreement............................................................................1
         1.2      Structure of Agreement..........................................................................2
         1.3      Term of Agreement...............................................................................3
         1.4      Extension of Services...........................................................................3

2.       DEFINITIONS..............................................................................................3

3.       THE SERVICES............................................................................................15
         3.1      Obligation to Provide Services.................................................................15
         3.2      Performance....................................................................................15
         3.3      Disaster Recovery Services.....................................................................16
         3.4      Audits.........................................................................................16
         3.5      Facilities and Data Center.....................................................................17
         3.6      Security.......................................................................................17
         3.7      Technology Refresh.............................................................................18
         3.8      Software Licenses..............................................................................18
         3.9      Software Currency..............................................................................19
         3.10     Viruses........................................................................................20
         3.11     Software - Substitutions and Additions.........................................................20
         3.12     New Services...................................................................................21
         3.13     Affiliates.....................................................................................21

4.       WARRANTIES/REPRESENTATIONS/COVENANTS....................................................................22
         4.1      Work Standards.................................................................................22
         4.2      Noninfringement................................................................................22
         4.3      Disabling Code.................................................................................22
         4.4      Authorization and Enforceability...............................................................22
         4.5      Disclaimer.....................................................................................22
         4.6      Regulatory Proceedings and Compliance with Laws................................................23
         4.7      Year 2000 Warranty.............................................................................23
         4.8      Covenant of Cooperation and Good Faith.........................................................24

5.       TRANSITION..............................................................................................24
         5.1      Transition Plan................................................................................24
         5.2      Affected Employees.............................................................................24
         5.3      Resources and Facilities.......................................................................25

6.       INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS.........................................................25
         6.1      Equifax/IBM Integrated Planning Team...........................................................25
         6.2      Reports/Projections/Plans......................................................................26
         6.3      Change Control Process.........................................................................27


                                                                  Page i of iii

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Equifax / IBM Confidential

7.       SERVICES STAFFING/MANAGEMENT/ADMINISTRATION.............................................................28
         7.1      Project Executives.............................................................................28
         7.2      Replacement of Personnel.......................................................................28
         7.3      Retention of Experienced Personnel.............................................................29
         7.4      Efficient Use of Resources.....................................................................29

8.       RELATIONSHIP PROTOCOLS..................................................................................29
         8.1      Evolving Nature of Relationship................................................................29
         8.2      Required Consents..............................................................................30
         8.3      Appointment as Attorney In Fact................................................................31
         8.4      Conflicts of Interests.........................................................................32
         8.5      Alternate Providers............................................................................33
         8.6      Use of Subcontractors..........................................................................34
         8.7      Equifax Approvals and Notification.............................................................34

9.       CHARGES/NEW SERVICES/INVOICES/PAYMENTS..................................................................35
         9.1      Disbursements..................................................................................35
         9.2      Monthly Charge.................................................................................35
         9.3      Additional Charges.............................................................................35
         9.4      Cost of Living Adjustment......................................................................36
         9.5      Taxes..........................................................................................36
         9.6      New Services...................................................................................36
         9.7      Invoice Payment................................................................................37
         9.8      Benchmark Study................................................................................37
         9.9      Service Credits................................................................................38
         9.10     Other Credits..................................................................................38
         9.11     Commercially Valued Customer...................................................................39
         9.12     Disputed Charges/Credits.......................................................................39
         9.13     Reduction of Equifax Work......................................................................39

10.      INTELLECTUAL PROPERTY RIGHTS............................................................................40
         10.1     Ownership of Materials.........................................................................40
         10.2     Obligations Regarding Materials................................................................41

11.      CONFIDENTIALITY/DATA SECURITY...........................................................................41
         11.1     Confidential Information.......................................................................41
         11.2     Obligations....................................................................................42
         11.3     Exclusions.....................................................................................43
         11.4     Loss of Company Information....................................................................43
         11.5     Limitation.....................................................................................43
         11.6     Data...........................................................................................43

12.      TERMINATION.............................................................................................44
         12.1     Termination By Equifax.........................................................................44
         12.2     Termination by IBM.............................................................................44
         12.3     Termination Charges............................................................................44
         12.4     [Reserved].....................................................................................45
         12.5     Services Transfer Assistance...................................................................45
         12.6     Other Rights Upon Termination..................................................................46


                                                               Page ii of iii
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
         12.7     Effect of Termination/Survival of Selected Provisions..........................................47

13.      LIABILITY...............................................................................................48
         13.1     Liability Caps.................................................................................48
         13.2     Exclusions.....................................................................................48
         13.3     Direct Damages and Cover Charges...............................................................48
         13.4     Dependencies...................................................................................49
         13.5     Remedies.......................................................................................49

14.      INDEMNITIES.............................................................................................49
         14.1     Indemnity by IBM...............................................................................49
         14.2     Indemnity by Equifax...........................................................................51
         14.3     Employment Actions.............................................................................52
         14.4     Exclusive Remedy...............................................................................52
         14.5     Indemnification Procedures.....................................................................53

15.      INSURANCE AND RISK OF LOSS..............................................................................53
         15.1     IBM Insurance..................................................................................53
         15.2     Risk of Property Loss..........................................................................54
         15.3     Mutual Waiver of Subrogation...................................................................54

16.      DISPUTE RESOLUTION......................................................................................55
         16.1     Dispute Resolution Procedures..................................................................55
         16.2     Continued Performance..........................................................................56

17.      GENERAL.................................................................................................56
         17.1     Relationship of Parties........................................................................56
         17.2     Entire Agreement, Updates, Amendments and Modifications........................................57
         17.3     Force Majeure..................................................................................57
         17.4     Nonperformance.................................................................................58
         17.5     Waiver.........................................................................................58
         17.6     Severability...................................................................................58
         17.7     Counterparts...................................................................................58
         17.8     Governing Law..................................................................................58
         17.9     Binding Nature and Assignment..................................................................58
         17.10    Notices........................................................................................59
         17.11    No Third Party Beneficiaries...................................................................60
         17.12    Other Documents................................................................................61
         17.13    Consents and Approvals.........................................................................61
         17.14    Headings.......................................................................................61
         17.15    Remarketing....................................................................................61
         17.16    Commencement of Actions........................................................................62
         17.17    IBM Logo Products Warranties...................................................................63


                                                            Page iii of iii
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                                    EXHIBITS

EXHIBIT

1                 Master Agreement Structure Diagram

2                 Transaction Document Structure Diagram

3                 IPT Charter and Operating Procedures Guidelines






                                                               Page i of i

Equifax / IBM Confidential

                                  ATTACHMENTS

FORM OF TRANSACTION DOCUMENT

FORM OF SUPPLEMENT

            SCHEDULE                                                     TITLE
                A                     "Applications Software"
(Configured for each Tower and TD)        -    "Applications Software - Equifax"
                                          -    "Applications Software - IBM"

                B                     "Systems Software"
(Configured for each Tower and TD)        -    "Systems Software - Equifax"
                                          -    "Systems Software - IBM"

                C                     "Equifax Provided Hardware"
(Configured for each Tower and TD)

                D                     "IBM Machines"
(Configured for each Tower and TD)

                E                     The "Services, Measures of Utilization,
(Configured for each Tower and TD)    and Operational and Financial
                                      Responsibilities"

                F                     Leases, Licenses and Other Contracts
(Configured for each Tower and TD)

                G                     "Disaster Recovery Services"
(Configured for each Tower and TD)

                H                      "Transition Plan"
(Configured for each Tower and TD)

                I                      "Network Locations"
      (Network Tower Only)

                J                      "Charging Methodologies"
 (Standard Form for All Towers)

                K                      "Applications Installation Standards"
Configured for each Tower and TD)      (Operating Environment IT Standards)

                L                       "Security Procedures and
(Configured for each Tower and TD)      Responsibilities - Data and Physical"

                M                       "Help Desk Services"
(Configured for each Tower and TD)


                                                                   Page i of ii
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
                N                       "Projects"
(Configured for each Tower and TD)

                O                       "Affected Employees"
 (Standard Form for All Towers)

                P                       Maintenance Terms
      (MicroLAN Tower Only)

                Q                       Outstanding Employee Claims
 (Standard Form for All Towers)

                R                       "Services Transition Assistance"
 (Standard Form for All Towers)

                S                       "Service Levels and Service Credits"
(Configured for each Tower and TD)

                T                       "Equifax Provided Office Furnishings"
(Configured for each Tower and TD)

                U                       "Bill of Sale"
    (Standard for all Towers)

                V                       "Key Employees"
    (Standard for all Towers)



                                                               Page ii of ii

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1.       PURPOSE/STRUCTURE/TERM OF AGREEMENT

1.1      PURPOSE OF AGREEMENT

a) IBM is a provider of a broad range of operations support services for on-line information services companies including, without limitation, information technology, information management, communications and related services, and is experienced and skilled in the administration, management, provision and performance of such services and the business functions, responsibilities and tasks attendant with such services. IBM desires (i) to continue to provide certain of these operations support services to the Equifax Group for the Equifax Business, and to continue to perform and assume the functions, responsibilities and tasks attendant with such operations support services as currently performed by IBM for the Equifax Business and the Equifax Group; and (ii) to provide additional quantities and elements of these and other operations support services to the Equifax Group for the Equifax Business and to perform and assume the functions, responsibilities and tasks attendant with such operations support services as currently performed by the Equifax Group or as envisioned to be required for the Equifax Business and the Equifax Group, all as specifically set forth in this Agreement. Equifax desires that such operations support services for the Equifax Business and the Equifax Group and the attendant functions, responsibilities and tasks, be performed and assumed by IBM. The Agreement documents the terms and conditions under which (i) the Equifax Group will obtain such operations support services from IBM and (ii) IBM will administer, manage, support, provide and perform such services and the functions, responsibilities and tasks attendant with such services, for the Equifax Group.

b) The Parties have identified goals and objectives that they intend that IBM's performance pursuant to the Agreement will assist the Parties to achieve. These goals and objectives include the following: (i) engaging IBM (A) under a master agreement to provide, and/or cause to be provided through its Affiliates and other subcontractors, certain operations support services to Equifax and certain of its Affiliates on a worldwide basis as the Equifax Business evolves over the Term; (B) to efficiently and timely provide such operations support services to, and perform and assume the functions, responsibilities and tasks attendant with such support services for, the Equifax Business and the Equifax Group at levels appropriate to fulfill the requirements of the Equifax Business and the Equifax Group; and (C) to proactively define and propose cost effective solutions to improve the efficiency and functionality of the information management systems operations of the Equifax Group in support of the Equifax Business;
         (ii) securing favorable rates for current and additional resource consumption and for reductions in resource consumption and increasing flexibility regarding resources chargeable and available to the Equifax Group and committed by IBM to the Equifax Group;
         (iii) taking advantage of new and/or proven business processes and technologies to improve performance, efficiency and cost to performance ratios experienced by the Equifax Group and to enable the Equifax Group to respond to market requirements for the Equifax Business; (iv) enhancing the current functionality of the Equifax Group's processes, systems and service levels covered under this Agreement; (v) minimizing any potential operating and financial risks to the Equifax Group; (vi) ensuring the efficiency, stability and security of existing and future processes, systems and service levels; (vii) evolving the support services, processes, systems and service levels to meet the dynamic requirements of the Equifax Group and Equifax Business; and (viii) providing an opportunity to transition the Services back to the Equifax Group or to another service provider from IBM with minimal disruption.

c) IBM recognizes that the Equifax Group expects to be treated as a valued and commercially favored customer and agrees that the definition of customer satisfaction goes beyond IBM's performance against established service levels and requires that IBM exhibit a customer service attitude focused on assisting Equifax where commercially reasonable to attain the goals and objectives described in SECTION 1.1(B), including, without limitation, reducing the operations support costs of and improving service levels to the Equifax Group and the customers of the Equifax Group.

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Equifax / IBM Confidential

d) The provisions of this SECTION 1.1 are intended to be a statement of the purpose of the Agreement and are not intended to alter the plain meaning of the terms and conditions of the Agreement or to require either Party to undertake performance obligations beyond those set forth in the Agreement. To the extent that the terms and conditions of the Agreement are unclear or ambiguous, such terms and conditions are to be interpreted and construed consistent with the purposes set forth in this Section 1.1.

1.2      STRUCTURE OF AGREEMENT

a) The Services will be grouped around the following technology platforms and clusters of services: Mainframe, Midrange, MicroLAN and Network. Each such technology platform/cluster of services is herein referred to generically as a "Tower".

b) The Agreement is comprised of (i) the provisions set forth in this Master Agreement and the forms of the Exhibits and Schedules referenced herein as illustrated in EXHIBIT 1; and (ii) each Transaction Document including the Supplement and Schedules referenced in each Transaction Document as illustrated in EXHIBIT 2.

c) The Services will be defined on a per Tower basis and all Towers located at one (1) site, or to be migrated to one (1) site, will be the subject of a single Transaction Document in the form of Exhibit
         3. Each Transaction Document will be comprised of a Supplement in the form of EXHIBIT 4 and Schedules in the forms described in
         EXHIBIT 1, configured as noted on EXHIBIT 2. The Transaction Documents will collectively define the Services provided to the Equifax Group across multiple Towers at multiple locations in one
         (1) or more countries and the terms and conditions upon which the Services will be provided.

d) Transaction Documents will be executed by the Parties. The terms of Transaction Documents will be governed by the terms of the Master Agreement unless the Parties specifically note the deviations from the terms of the Master Agreement for the purposes of such Transaction Document in the Section of the Transaction Document entitled "Deviations From Terms of Master Agreement".

e) Each Transaction Document will be submitted to and approved by the Integrated Planning Team prior to execution by the Parties. The approval will be evidenced by a representative of each of the Parties who is also a member of the Integrated Planning Team, noting and attesting to the approval of the Integrated Planning Team on a cover sheet to such Transaction Document.

f) IBM and Equifax will be the primary contracting parties under the Agreement and under each Transaction Document. Each of the Parties may assign a Transaction Document to one of its Affiliates for performance, but such assignment shall not relieve or release such Party from the full, timely and proper performance of its duties and obligations under such Transaction Document. Moreover, as a condition precedent to such assignment, the Affiliate shall accept such assignment and agree to assume the full, timely and proper performance of the duties and obligations of the Party assigning such Transaction Document to such Affiliate in a written document in form and content satisfactory to the other Party.

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1.3      TERM OF AGREEMENT

The term of the Agreement will begin as of the Effective Date and will terminate upon the later to occur of (a) the expiration of the Transaction Document with the longest term extending past the tenth (10th) anniversary of the Effective Date, or (b) upon a termination date that is effective not sooner than six (6) months after the tenth (10th) anniversary of the Effective Date set forth in a notice by either Party to the other Party (the "Term"), unless earlier terminated in accordance with the provisions of the Agreement.

1.4      EXTENSION OF SERVICES

Equifax may request and IBM will once extend the provision of the Services pursuant to any Transaction Document or the Services Transfer Assistance pursuant to any Transaction Document for up to one (1) year ("Extension Period") upon not less than sixty (60) days prior written notice before the scheduled termination or expiration of the provision of such Services or Services Transfer Assistance, or if applicable, notice given within thirty (30) days after the effective date of a notice of termination for any reason by either Party, other than Termination for Convenience. However, in the event Equifax is in default with respect to the payment of any amounts under a Transaction Document at the start of the Extension Period, IBM will extend the provision of such Services or Services Transfer Assistance as described in this SECTION 1.4, only if Equifax cures such default and prepays three (3) months of the Monthly Charges allocable to such Transaction Document during such Extension Period and a reasonable projection of other charges due under such Transaction Document for such three
(3) calendar months period. Equifax will be credited any unused portions of such prepayment for the remaining part of such Extension Period covered by such unused portion of such prepayment.

2.       DEFINITIONS

In the Agreement (including each Transaction Document and the Supplement and Schedules thereto), the following terms will have the following meanings:

Action                           has the meaning given in SECTION 17.8.

AD/M                             means both Applications Development and
                                 Applications Maintenance.

AD/M Projects                    means the Applications  Development and
                                 Applications  Maintenance performed during
                                 the Term and the production cutover date for
                                 the corresponding Scheduled Projects and/or
                                 each New Service added during the Term
                                 requiring the performance of Applications
                                 Development and Applications Maintenance by
                                 IBM.

Affected Employees               has the meaning given in SECTION 5.2.

Affiliates                       means, with respect to a Party, any entity
                                 at any time Controlling, Controlled by or
                                 under common Control with such Party.

Agreement                        means this Master Agreement for Operations
                                 Support Services Agreement and the forms of
                                 Exhibits and Schedules referenced herein and
                                 each Transaction Document referencing the
                                 Master Agreement for Operations Support
                                 Services and the Supplement and Schedules
                                 referenced therein.

Annual Service Charge or ASC     has the meaning given in the Supplement and
                                 Schedules to each Transaction Document for
                                 such Transaction Document.


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
Applications Development         means the programming of any new
                                 applications software, and changes or
                                 enhancements to existing Applications
                                 Software. Programming effort shall include
                                 the pre and post development analysis,
                                 planning, design, coding, testing,
                                 installation, provision of a single set of
                                 program and training documentation per
                                 Applications Software program and training
                                 necessary to complete the task.

Applications Development         means the pre and post development analysis,
                                 Methodology planning, design, coding,
                                 testing, installation, provision of a single
                                 set of program and training documentation
                                 per Application Software program and training
                                 necessary to complete the task.

Applications Maintenance         means defect identification and provision of
                                 fixes, and installation of those fixes and
                                 updates for the Applications Software
                                 provided by the Applications Software
                                 vendors as part of normal maintenance
                                 service for the Applications Software for
                                 which there is no charge by such vendors in
                                 addition to periodic maintenance charges, if
                                 any, and defect identification, provision of
                                 fixes and installation of those fixes and
                                 updates for Applications Software for which
                                 there is no generally commercially available
                                 maintenance support.

Applications Software            means those programs and programming,
                                 including all supporting documentation and
                                 media, that perform specific user related
                                 data processing, data management and
                                 telecommunications tasks, including updates,
                                 enhancements, modifications, releases and
                                 Derivative Works thereof. Applications
                                 Software as of the Commencement Date is
                                 listed in SCHEDULE A to each Transaction
                                 Document for such Transaction Document,
                                 which Schedule shall be updated pursuant to
                                 SECTION 8.1 during the Term to reflect the
                                 then-current Applications Software.

Applications Software -          means the Applications Software listed on
Equifax                          SCHEDULE A to each Transaction Document for
                                 such Transaction Document under such
                                 heading, provided or to be provided by
                                 Equifax.

Applications Software - IBM      means the Applications Software listed on
                                 SCHEDULE A to each Transaction Document for
                                 such Transaction Document under such
                                 heading, provided or to be provided by IBM.

Authorized User                  means a person or entity authorized to use
                                 the Services, including without limitation
                                 the System, by Equifax.

Baseline(s)                      has the meaning given in Schedule J to each
                                 Transaction Document for such Transaction
                                 Document.

Business and Operations          has the meaning given in SECTION 6.2(b).
Support Plan

Cable or Cabling                 means the wires or cables that interconnect
                                 Machines and/or connect a Machine to a
                                 facility connection.

Change Control Process           has the meaning given in SECTION 6.3 of the
                                 Agreement.


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
Change of Control                means the transfer of the Control of a
                                 Party, or a sale of substantially all of the
                                 assets of a Party, from the persons or
                                 persons who hold such Control on the
                                 Effective Date to another person or persons,
                                 but shall not include a transfer of the
                                 Control of a Party to an Affiliate of such
                                 Party.

Change Request                   has the meaning given in SECTION 6.3.

Claim                            has the meaning given in SECTION 14.5(a).

Code                             has the meaning given in SECTION 10.

Commencement Date                means the date set forth in each Transaction
                                 Document for the start of the Services
                                 covered by such Transaction Document.

Company Information              has the meaning given in SECTION 11.1.

Confidential Information         has the meaning given in SECTION 11.1.

Contract Year                    means each twelve (12) calendar month
                                 period, or portion thereof, beginning
                                 January 1 of each calendar year during the
                                 Term.

Control, Controlling, or         means possessing, directly or indirectly, the
Controlled                       power to direct or cause the direction of the
                                 management and policies of an entity through
                                 ownership of greater than fifty (50%)
                                 percent of the voting securities of such
                                 entity.

Cost of Living Adjustment        has the meaning given in SCHEDULE J to each
("COLA")                         Transaction Document for such Transaction
                                 Document.

CRF or Change Request Form       has the meaning given in SECTION 6.3.

Data Center                      means the data centers from which the
                                 Services are provided located in the
                                 Facilities as set forth in each Transaction
                                 Document.

Data Network                     means the communication facilities and
                                 components set forth in the Schedules to
                                 each Transaction Document that are used to
                                 transmit voice, image and data signals and
                                 which initially consist of the
                                 communications facilities and components
                                 used by the Equifax Group immediately prior
                                 to the Commencement Date to  provide
                                 information communication services to the
                                 Equifax Group, including without limitation,
                                 all Machines, Software, communications
                                 lines, Cabling and Wiring used to connect
                                 and transmit information among the
                                 Facilities and the Network Locations, but
                                 does not include End User Machines.

Derivative Work                  means a work based on one or more
                                 pre-existing works, including without
                                 limitation, a condensation, transformation,
                                 expansion or adaptation, which would
                                 constitute a copyright infringement if
                                 prepared without authorization of the owner
                                 of the copyright of such pre-existing work.

Develop                          has the meaning given in SECTION 10.

Direct Damages                   has the meaning given in SECTION 13.3.


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
Direct Damages Caps              has the meaning given in SECTION 13.1(b).

Disabling Code                   means Code which is designed for the purpose
                                 and has the effect of disabling or otherwise
                                 shutting down one or more software programs
                                 or systems and/or hardware or hardware
                                 systems.

Disaster Recovery Center         means the location designated by such name
                                 or its equivalent in the Disaster Recovery
                                 plan referenced in SCHEDULE G to each
                                 Transaction Document for such Transaction
                                 Document.

Disaster Recovery Services       means the Disaster Recovery services
                                 described in SCHEDULE G to each Transaction
                                 Document for such Transaction Document.

Effective Date                   means the date set forth on the initial page of
                                 the Master Agreement.

End User Machines                means all work stations, terminals,
                                 printers, fax machines, and associated
                                 peripheral equipment used by end users and
                                 described in a Schedule to each Transaction
                                 Document for such Transaction Document,
                                 whether stationary or mobile equipment used
                                 by end users, but does not include the work
                                 stations being used by IBM personnel in
                                 connection with the scheduled Projects or
                                 the Equifax Provided Hardware located in the
                                 Data Center.

Elements of the Services         has the meaning given in SECTION 17.15.

Equifax Business                 means the businesses engaged in by the Equifax
                                 Group.

Equifax Code                     means Code Developed by IBM and/or its
                                 subcontractors independently or jointly with
                                 the Equifax Group and/or their contractors,
                                 as part of the Services. Equifax Code shall
                                 not include any IBM Derivative Code.

Equifax Direct Damages Cap       has the meaning given in SECTION 13.1(b).

Equifax Derivative Code          means Developed Code, which constitutes
                                 Derivative Work of software for which the
                                 copyright is owned by the Equifax Group
                                 and/or their contractors.

Equifax Group                    means individually and collectively
                                 Equifax and its existing and future
                                 Affiliates that are using and/or receiving
                                 any portion of the Services.


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
Equifax In-Scope Operations      means all functions, responsibilities, tasks
                                 and activities that are described in the
                                 Agreement and each Transaction Document
                                 (including the Supplement and Schedules
                                 thereto) that are to be performed by IBM
                                 under the Agreement, including, without
                                 limitation, those performed for the Equifax
                                 Group by the Affected Employees that are
                                 directly related to information technology
                                 services under each Transaction Document
                                 before they entered the employ of IBM and/or
                                 its Affiliates and subcontractors and those
                                 performed by IBM and/or its Affiliates for
                                 Equifax and/or its Affiliates immediately
                                 prior to the Commencement Date under any
                                 Transaction Document or agreement with IBM
                                 comprised of or directly related to the
                                 information technology services under such
                                 Transaction Document and otherwise within
                                 the scope of the prior Transaction Document
                                 or agreement between Equifax and IBM
                                 pursuant to which such services were
                                 performed unless specifically deleted or
                                 otherwise described (versus not described)
                                 in the new Transaction Document.

Equifax LAN Software             has the meaning given in SCHEDULE A to each
                                 Transaction Document for such Transaction
                                 Document.

Equifax Provided Hardware        means the computer equipment peripheral
                                 devices,  storage media,  Cabling,
                                 connectors, the Data Network, the LAN,
                                 telephone equipment and other equipment
                                 (however described) provided from time to
                                 time by the Equifax Group for use by IBM to
                                 perform and deliver the Services and fulfill
                                 its obligations under the Agreement. The
                                 Equifax Provided Hardware as of the
                                 Commencement Date is listed on and/or
                                 referred to in SCHEDULE C to each
                                 Transaction Document for such Transaction
                                 Document, which schedule shall be updated
                                 pursuant to SECTION 8.1 during the Term to
                                 reflect the then-current Equifax Provided
                                 Hardware.

Equifax Provided Office          means the desks, chairs, filing cabinets,
Furnishings                      office cube partitions and other office
                                 furniture (however described) provided
                                 from time to time by the Equifax Group for
                                 use by IBM to perform and deliver the
                                 Services and fulfill its obligations under
                                 the Agreement. The Equifax Provided Office
                                 Furnishings as of the Commencement Date are
                                 listed on and/or referred to in SCHEDULE T
                                 to each Transaction Document for such
                                 Transaction Document, which schedule shall
                                 be updated pursuant to SECTION 8.1 during
                                 the Term to reflect the then-current Equifax
                                 Provided Office Furnishings.

Equifax Server                   shall have the meaning given in a Schedule to
Configurations                   each Transaction Document for such Transaction
                                 Document.

Equifax Software                 means Applications Software-Equifax, Systems
                                 Software-Equifax and Equifax LAN Software.

Equifax Works                    means literary works of authorship (other
                                 than Code) Developed by IBM and/or its
                                 subcontractors independently or jointly with
                                 the Equifax Group and/or its contractors
                                 under the Agreement, specifically for the
                                 Equifax Group or the Equifax Business or
                                 specifically for the purpose of providing
                                 the Services, including without limitation
                                 user manuals, charts, graphs and other
                                 written documentation, and machine-readable
                                 text and files, but shall not include any
                                 Derivative Works of any works in which the
                                 copyright is owned by IBM, its Affiliates or
                                 subcontractors.


Equifax / IBM Confidential

Equifax/IBM Integrated           has the meaning given in SECTION 6.1.
Planning Team

Execution Date                   has the meaning given in SECTION 8.3(c).

Extension Period                 has the meaning given in SECTION 1.4

Facilities                       has the meaning given in a Schedule to each
                                 Transaction Document for such Transaction
                                 Document.

Force Majeure Event              has the meaning given in SECTON 17.3(a).

Help Desk                        means the IBM help desk which is staffed by
                                 IBM to provide support to Equifax as
                                 described in SCHEDULE M to each Transaction
                                 Document for such Transaction Document.

IBM Code                         means Code Developed by IBM personnel at
                                 IBM's expense and not as part of the
                                 Services, but used to provide the Services, which code does not constitute a Derivative
                                 Work of any software owned by the Equifax
                                 Group, IBM, or their respective Affiliates or contractors or subcontractors. IBM Code shall not include any Equifax Derivative
                                 Code.

IBM Derivative Code              means Code Developed under the Agreement,
                                 which constitutes Derivative Works of
                                 software for which the copyright is
                                 owned by IBM, its Affiliates or its
                                 subcontractors.

IBM Direct Damages Cap           has the meaning given in Section 13.1(a)(i).

IBM Indemnitees                  has the meaning given in SECTION 14.2.

IBM Interfaces                   means Code and/or literary works of
                                 authorship created at IBM's expense, by IBM
                                 personnel and/or its contractors and not as
                                 part of the Services, but used to provide
                                 the Services, and interface or describe and
                                 instruct regarding the interface, between
                                 and among Applications Software and the
                                 Systems Software, which does not constitute
                                 a Derivative Work of any software or
                                 literary works of authorship owned by the
                                 Equifax Group, IBM, or their respective
                                 Affiliates or contractors, including without
                                 limitation, user manuals, charts, graphs and
                                 other written documentation, and
                                 machine-readable text and files.

IBM LAN Software                 has the meaning given in SCHEDULES A AND B.

IBM Logo Products                has the meaning given in SECTION 4.7.


Equifax / IBM Confidential

IBM Machines                     means the computer equipment, peripheral
                                 devices, storage media, cabling, connectors,
                                 extenders and other equipment (however
                                 described) including without limitation,
                                 modems, routers and termination boxes for
                                 the Network located in the Facilities and
                                 other Equifax Group Sites, including without
                                 limitation Data Center and at the Network
                                 Locations, provided by or through and used
                                 from time to time by IBM to perform and
                                 deliver the Services and fulfill its
                                 obligations under the Agreement. The IBM
                                 Machines as of the Commencement Date are
                                 listed on SCHEDULE D to each Transaction
                                 Document for such Transaction Document,
                                 which schedule shall be updated pursuant to
                                 SECTION 8.1 during the Term to reflect the
                                 then current IBM Machines.

IBM Software                     means the Applications Software-IBM, Systems
                                 Software-IBM and IBM LAN Software.

IBM Year 2000 Compliance         means that the product will, subject to the
or Compliant                     provisions  of Section 4.5(b), when used in
                                 accordance with its associated
                                 documentation, (i) accurately process and
                                 handle date data (including but not limited
                                 to, calculating, comparing and sequencing,
                                 to the extent that the product's
                                 specifications provide for such processing
                                 or handling of date data) within, from, into
                                 and between the twentieth and twenty-first
                                 centuries, and the years 1999 and 2000,
                                 including leap year calculations, to the
                                 extent that all other products used in
                                 combination with such product properly
                                 exchange date data with it, and (ii) will
                                 properly exchange date data with other IBM
                                 Logo Products that are IBM Year 2000
                                 Compliant, provided that such IBM Logo
                                 Products are specified by IBM to operate
                                 together as part of a system.

IBM Works                        means literary works of authorship (other
                                 than Code) Developed at IBM's expense, by
                                 IBM personnel and/or its contractors and not
                                 specifically for the Equifax Group or the
                                 Equifax Business or not specifically for the
                                 purpose of providing the Services, but used
                                 to provide the Services, including without
                                 limitation user manuals, charts, graphs and
                                 other written documentation and
                                 machine-readable text and files, but shall
                                 not include any Derivative Works of any
                                 works in which the copyright is owned by
                                 Equifax or its Affiliates or subcontractors.

Indemnified Party                has the meaning given in SECTION 14.4.

Indemnifying Party               has the meaning given in SECTION 14.5(a).

Indemnitee                       has the meaning given in SECTION 14.1.


Equifax / IBM Confidential

Installations, Moves, Adds       "Installation" means the installation of
and Changes or (IMACs)           circuits, network hardware and software and
                                 network end-user equipment at any Authorized
                                 User location, including testing to ensure
                                 network connectivity and proper operation.
                                 "Move" means the physical disconnection of
                                 network equipment and services and, in some
                                 cases, the relocation to another site. In most
                                 cases, this activity is coordinated with
                                 outside vendors, such as telephone company
                                 representatives, to ensure that all
                                 necessary components of the network are
                                 properly moved, and if appropriate
                                 re-installed. Recording of assets by decal
                                 and serial number is critical to the
                                 integrity of the move. "Add" means the
                                 process of adding, expanding and possibly
                                 reconfiguring network systems. This may
                                 involve circuits, circuit speeds or network
                                 equipment. In some cases, network software
                                 would be affected. After the process is
                                 complete, testing occurs to ensure that the
                                 final system is fully operational. "Change"
                                 means the process of altering an existing
                                 network system or environment and could
                                 include network software upgrades and system
                                 or technology enhancements. The change could
                                 be implemented by IBM or a third-party
                                 vendor, with testing occurring after the
                                 change to ensure network and systems
                                 integrity.

Integrated Planning Team or      means the team composed of the individuals
"IPT"                            specified in SECTION 6.

Key Employees                    means those employees agreed by Equifax and
                                 IBM to be key employees pursuant to each
                                 Transaction Document and identified in
                                 SCHEDULE V thereto.

Level One Support                has the meaning given in a Schedule to each
                                 Transaction Document for such Transaction
                                 Document.

Level Three Support              has the meaning given in a Schedule to each
                                 Transaction Document for such Transaction
                                 Document.

Level Two Support                has the meaning given in a Schedule to each
                                 Transaction Document for such Transaction
                                 Document.

Listed Subcontractors            has the meaning given in SECTION 8.6(a).

Local Area Network (LAN)         means all communications equipment and
                                 components that are used to transmit voice,
                                 image and data signals within a local area
                                 network and which initially consist of the
                                 communications facilities and components in
                                 use by Equifax immediately prior to the
                                 Commencement Date to provide local area
                                 network communications facilities to the
                                 Equifax Group as described in SCHEDULE I to
                                 each Transaction Document for such
                                 Transaction Document, including without
                                 limitation the associated attachments,
                                 peripherals, features, software and
                                 accessories, communications lines and
                                 Cabling, including the wiring systems, at
                                 the locations specified in such Schedule.

Losses                           means all losses, liabilities, damages,
                                 penalties and claims (including taxes and all related interest and penalties incurred directly with respect thereto), and all related costs, expenses and other charges
                                 (including all reasonable attorneys' fees and reasonable costs of investigation, litigation, settlement, judgment, interest and penalties).

Machines                         means the IBM Machines and Equifax Provided
                                 Hardware.


Equifax / IBM Confidential

Maintenance  Release             means those Software fixes and updates
                                 provided by the Software vendors as part of
                                 normal maintenance service for the Software
                                 for which there is no charge by such vendors
                                 in addition to periodic maintenance charges,
                                 if any.

Materials                        means the Equifax Code, the Equifax
                                 Derivative Code, the Equifax Works, the IBM
                                 Code, the IBM Derivative Code, the IBM Works
                                 and the IBM Interfaces.

Minimum Service Levels           has the meaning given in SCHEDULE S to each
                                 Transaction Document for such Transaction
                                 Document.

Monthly Charge                   has the meaning given in SCHEDULE J to each
                                 Transaction Document for such Transaction
                                 Document.

Network means the Data Network, Local Area Network and Voice Services.

Network Locations                has the meaning given in SCHEDULE I to
                                 each Transaction Document for such
                                 Transaction Document.

Network Vendors                  means any third parties providing
                                 information communication services to
                                 Equifax which are accessed or will be
                                 accessed through the Network.

New Services                     has the meaning given in SECTION 3.12.

Notice                           has the meaning given in SECTION 16.1(b)

Other Products                   has the meaning given in SECTION 4.5(c).

Parties means IBM and Equifax as detailed on the initial page of the Agreement.

Party                            means IBM or Equifax as detailed on the
                                 initial page of the Agreement.

Performance Standards            means  the  service  levels  and
                                 performance  responsibilities  under  which
                                 the Services will be provided. The
                                 Performance Standards are described in
                                 SCHEDULE S to each Transaction Document for
                                 such Transaction Document.

Performance Value                has the meaning given in SECTION 9.8(d).

Poll                             means to electronically connect the
                                 Facilities to the other Equifax Group sites to retrieve data, perform downloads/updates and/or execute remote diagnostics.

Project means the portion of the Services described in SCHEDULE N to each Transaction Document.

Project Executive                has the meaning given in SECTION 7.1.


Equifax / IBM Confidential

Required Consents                means any consents or approvals required to
                                 be obtained (a) to allow IBM and its
                                 subcontractors to assume financial and/or
                                 support, operational, management and
                                 administrative responsibility for the
                                 Equifax Software, the Equifax Provided
                                 Hardware and the Equifax Provided Office
                                 Furnishings in connection with the Services;
                                 (b) for the licensing, transfer and/or grant
                                 of the right to the Equifax Group to use the
                                 IBM Software and IBM Machines as
                                 contemplated by the Agreement; and (c) for
                                 the Equifax Group and IBM and its
                                 subcontractors to have access to and use of
                                 the space, equipment, software and/or third
                                 party services provided under the Third
                                 Party Agreements in connection with the
                                 Services as contemplated by the Agreement.

Resource Unit ("RU")             has the meaning given in SCHEDULE E to each
                                 Transaction Document for such Transaction
                                 Document.

Service Credits                  has the meaning set forth in SECTION 9.9
                                 AND SCHEDULE S TO EACH TRANSACTION
                                 DOCUMENT.

Service Employees                has the meaning given in SECTION 12.6(g).

Services                         means the Equifax In-Scope Operations,
                                 including, without limitation, any migration of the Equifax In-Scope Operations from the Equifax Group to IBM pursuant to a Transaction Document.

Services Transfer Assistance     has the meaning given in SECTION 12.5.

Similarly Situated Customers     means IBM customers with substantially
                                 the same mix and type of processing
                                 applications and systems resources
                                 utilization at similar or lesser volumes.

Software                         means IBM Software and Equifax Software.

Supplement                       means the Supplement to each Transaction
                                 Document containing the charges and certain
                                 other necessary information.

System means the Machines, Software and Network covered under the Agreement and the operating environment therefor.

Systems Software                 means those programs and programming
                                 (including all supporting documentation and
                                 media) that perform tasks related to the
                                 functioning of the data processing, and
                                 telecommunication equipment which is used to
                                 operate the Applications Software or
                                 otherwise to support the provision of the
                                 Services by IBM under the Agreement, whether
                                 or not licensed to IBM. Systems Software may
                                 include but is not limited to, database
                                 creation and management software,
                                 application development tools, operating
                                 systems, software utilities, data security
                                 software, data network software,
                                 communications monitors and data base
                                 managers. Systems Software as of the
                                 Commencement Date is listed in SCHEDULE B to
                                 each Transaction Document for such
                                 Transaction  Document,  which schedule shall
                                 be updated pursuant to Section 8.1 during
                                 the Term to reflect the then current Systems
                                 Software.


Equifax / IBM Confidential

Systems Software - Equifax       means the systems software and general
                                 purpose software such as the database
                                 creation and management software, utility
                                 software and applications development tools
                                 software listed in SCHEDULE B to each
                                 Transaction Document for such Transaction
                                 Document under such heading provided or to
                                 be provided by Equifax.

Systems Software-IBM             means Systems Software listed in SCHEDULE B
                                 to each Transaction Document for such
                                 Transaction Document under the heading
                                 "Systems Software-IBM", provided or to be
                                 provided by IBM.

Systems Software Maintenance     means defect identification and fixes, and
                                 installation of those fixes and updates
                                 provided by software vendors as part of
                                 normal maintenance service for Systems
                                 Software for which there is no charge by
                                 such vendor in addition to periodic
                                 maintenance charges, if any, and, subject to
                                 SECTION 3.9 defect identification, provision
                                 of fixes and installation of those fixes and
                                 updates for Systems Software used by IBM to
                                 provide the Services for which there is no
                                 generally commercially available maintenance
                                 and support.

Term has the meaning given in SECTION 1.3 and any extension and renewal term described in the Agreement.

Termination Charge               means the amount set forth in a Supplement
                                 to a Transaction Document.

Third Party Agreements           means those  contractual,  leasing and
                                 licensing  arrangements  for which IBM has
                                 undertaken financial, management and/or
                                 administrative responsibility and pursuant
                                 to which a member of the Equifax Group
                                 receives any third party products, software
                                 and/or services in connection with the
                                 provision of the Services. Third Party
                                 Agreements to which one or more members of
                                 the Equifax Group is a party are listed on
                                 SCHEDULE F to each Transaction Document for
                                 such Transaction Document, which schedule
                                 shall be updated pursuant to SECTION 8.1
                                 during the Term to reflect the then-current
                                 Third Party Agreements.

Third Party Provider             means a business or entity other than a
                                 member of the Equifax Group or IBM that
                                 provides products, software and/or services
                                 under a Third Party Agreement, in support of
                                 the provision of the Services by IBM.

Tower                            has the meaning given in SECTION 1.2(a).

Trade Secrets                    has the meaning given in SECTION 11.1

Transaction Document             means each document executed by IBM with
                                 Equifax pursuant to the Agreement, providing
                                 for the performance and delivery of a
                                 portion of the Services to a specific site
                                 or group of sites with respect to one or
                                 more of the Towers. Such document will be in
                                 the form of EXHIBIT 3 and structured as
                                 described in EXHIBIT 2.

Transition Cover Costs           has the meaning given in SECTION 13.3(b)

Transition Costs                 means the costs incurred and profit charged
                                 by IBM on such costs to transition into a
                                 Transaction Document Services arrangement.
                                 Such costs do not include the costs of
                                 hardware or software to provide the on-going
                                 Services.

Transition Period                has the meaning given in SECTION 5.1(a).


Equifax / IBM Confidential

Transition Personnel             has the meaning given in SECTION 5.1(b).

Transition Plan                  has the meaning given in SECTION 5.1(a).

Unplanned Resource Unit          has the meaning given in SCHEDULE J to each
                                 Transaction Document.

Version means those Software updates that generally add function to the existing Software and may be provided by the Software vendors at a fee over and above the standard periodic software maintenance costs.

Virus or Viruses                 means computer instructions that are
                                 intended, designed and have the effect of
                                 adversely affecting the specified operation,
                                 security or integrity of a computing,
                                 telecommunications or other digital
                                 operating or processing system or
                                 environment.

Voice Equipment                  means PBXs and Key Systems (AT&T and
                                 non-AT&T), telephony switches, key systems,
                                 telephone sets, voice mail equipment, voice
                                 response units and associated software and
                                 equipment performing similar functions.

Voice Services                   means all Voice Equipment and associated
                                 controllers, channel banks, carrier services
                                 (e.g., VNET), lines and Cabling, together
                                 with all software related thereto, used to
                                 transmit voice traffic within or outside of
                                 Equifax locations, but does not include the
                                 Data Network.

Wind-Down Expenses               means the net amount, after IBM takes
                                 commercially reasonable action to mitigate
                                 the adverse financial impact on IBM, that
                                 will reimburse IBM for the actual reasonable
                                 costs that IBM incurs in the disposition
                                 and/or reallocation of IBM Machines, IBM
                                 Software and the portion of the Data Center
                                 dedicated to the performance of the
                                 Services, the placement of IBM personnel
                                 allocated to the delivery of the Services,
                                 and the termination, if appropriate, of the
                                 Third Party Agreements, in the event of a
                                 termination occurring prior to the
                                 expiration of the Term or the term of any
                                 Transaction Document; provided, however,
                                 Equifax shall have the right to mitigate
                                 such costs by (a) hiring the IBM personnel
                                 primarily employed to provide the Services
                                 under the Agreement; (b) purchasing, or
                                 subject to the terms thereof, assuming the
                                 leases for, the IBM Machines primarily used
                                 to provide the Services under the Agreement;
                                 (c) assuming the licenses and maintenance
                                 agreements for the IBM Software primarily
                                 used to provide the Services under the
                                 Agreement; and/or (d) taking similar actions.

Wiring                           means those cables or wires that are
                                 internal to the building structure and that interconnect machines within the same building or between buildings.

Year 2000 Compliance or          means that the product will accurately process
Compliant                        and handle date data (including but not limited
                                 to, calculating, comparing and sequencing)
                                 within, from, into and between the twentieth
                                 and twenty-first centuries, and the years
                                 1999 and 2000, including leap year
                                 calculations, and to the extent such product
                                 must perform with other products as part of
                                 the System, they will properly exchange date
                                 data among themselves in accordance with the
                                 foregoing.


Equifax / IBM Confidential

Year 2000 Services               means assessment or testing services which
                                 have the principal objective of determining
                                 whether machines, software and/or other
                                 products are Year 2000 Compliant, as well as
                                 conversion or remediation services which
                                 have the principal objective of modifying
                                 and/or enhancing machines, software and/or
                                 other products so that they are Year 2000
                                 Compliant.

3.       THE SERVICES

3.1      OBLIGATION TO PROVIDE SERVICES

a) Starting on the Commencement Date of each Transaction Document and continuing during the term of each Transaction Document, IBM shall provide the Services to, and perform the Services for, the Equifax Group.

b) In performing and providing the Services, the relationship of IBM with the members of the Equifax Group will be as an independent contractor. However, as a result of its position in providing and performing the Services, the Parties acknowledge that certain employees of IBM and each of its Affiliates providing portions of the Services may have a unique knowledge of the information technology operations of the members of the Equifax Group that no employee of a member of the Equifax Group will have in full, and employees of IBM and each of its Affiliates providing portions of the Services will be interacting with the employees, executive management and accountants to the Equifax Group and the members thereof, and will be performing functions that would otherwise be performed by employees of the Equifax Group.

c) There may be functions, responsibilities, activities and tasks not specifically described in the Agreement (including the Transaction Documents and the Supplements and Schedules thereto) which are required for the proper performance and provision of the Services and are an inherent part of, or a necessary sub-part included within, the Services. If such functions, responsibilities, activities and tasks are determined to be required for the proper performance and provision of the Services or are an inherent part, or a necessary sub-part included within, the Services, such functions, responsibilities, activities and tasks shall be deemed to be implied by and included within the scope of the Services to the same extent and in the same manner as if specifically described in the Agreement (including the Transaction Documents and the Supplements and Schedules thereto). Each such determination shall be made by agreement of the Parties or resolved pursuant to the dispute resolution provisions of SECTION 16.

3.2      PERFORMANCE

a) IBM agrees that the performance of the Services covered by each Transaction Document will meet or exceed each of the applicable Performance Standards and Minimum Service Levels set forth in the Schedules to each such Transaction Document, subject to the limitations and in accordance with the provisions set forth in the Agreement.

b)       Concurrent with the semi-annual Business and Operations Support
         Plan review process described in SECTIONS 6.1 and 6.2 and more often if requested by Equifax, Equifax and IBM will review and agree to commercially reasonable changes, modifications, deletions and replacements of and additions to the Performance Standards, the Minimum Service Levels and the Service Credits under each Transaction Document for the purposes of better and more timely reflecting, facilitating and supporting the continuing development, and evolving priorities of the Equifax Group and the Equifax Business. Any such changes will be implemented through the Change Control Process. The Performance Standards and the Minimum Service Levels shall not be changed, modified or adjusted downward or upward without the prior written agreement of the Parties. The Parties intend that the Performance Standards and the Minimum Service


Agreement for Systems Operations Services                        Page 15 of 65
FINAL                                                             July 7, 1998

Equifax / IBM Confidential

         Levels will be improved over time. The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the Performance Standards, the Minimum Service Levels and the Service Credits.

c) IBM will continue to use the existing measurement and monitoring tools and procedures to set Resource Unit Baseline measurements and to measure and report IBM's performance of the Services against the Performance Standards and Minimum Service Levels. Subject to Equifax's prior approval (which approval shall not be unreasonably withheld), IBM shall implement the necessary measurement and monitoring tools and procedures required to set Resource Unit Baseline measurements and to measure and report IBM's performance of the Services against the Performance Standards and Minimum Service Levels as such standards and levels may be developed, modified and changed during the term of each Transaction Document and as the Services may evolve and be supplemented and enhanced during the Term. Such measurement and monitoring shall permit reporting at a reasonable level of detail sufficient to verify compliance with the Performance Standards and Minimum Service Levels and application of any attendant Service Credits. IBM shall prepare and maintain detailed records regarding its compliance with the Performance Standards and Minimum Service Levels and the determination and application of attendant Service Credits. Upon request, IBM shall provide Equifax with information and reasonable access to such tools and procedures, and the records relating thereto, for purposes of verification of the reported performance levels.

3.3      DISASTER RECOVERY SERVICES

IBM will provide Disaster Recovery Services under each Transaction Document in accordance with SCHEDULE G to each Transaction Document. If IBM fails to provide Disaster Recovery Services to the extent and in accordance with the time table set forth in such Schedule for a period as set forth in SCHEDULE G to each Transaction Document, Equifax will be entitled, at its election, to terminate such Transaction Document pursuant to SECTION 12.1(a) (without giving the notices and observing the cure periods set forth in SECTION 12.1(a)) upon written notice to IBM. If Equifax elects to terminate such Transaction Document as described in this SECTION 3.3, Equifax shall give notice to IBM of such election within thirty (30) days after the occurrence of the event on which such termination is based. In the event of a termination of such Transaction Document is authorized under this SECTION 3.3, Equifax shall not be required to pay any Termination Charges or Wind-Down Expenses to IBM. Such termination shall not constitute the sole and exclusive remedy of Equifax for such failure of performance by IBM.

3.4      AUDITS

a) IBM will assist the Equifax Group in meeting their respective audit and regulatory requirements, including providing access to the Facilities, the Data Center and IBM's books and records, to enable the Equifax Group and its auditors and examiners to conduct appropriate audits and examinations of the Equifax Group's operations and IBM's operations relating to the performance of the Services, and to verify the accuracy of IBM's charges and credits to Equifax and that the Services are being provided in accordance with the Agreement and the Performance Standards and Minimum Service Levels set forth in each Transaction Document; provided, however, that neither Equifax nor its auditors will be allowed access to other IBM or IBM Affiliates customers' records or IBM confidential and proprietary data; but provided further that nothing in the Agreement shall limit or restrict Equifax's or IBM's rights in discovery proceedings pursuant to any civil litigation. Such access will require forty-eight (48) hour written notice to IBM and will be provided at reasonable hours. If any audit or examination reveals that IBM's invoices for the audited period are not correct (other than amounts in dispute pursuant to Section 9.12), IBM shall promptly reimburse Equifax for the amount of any overcharges, or Equifax shall promptly pay IBM for the amount of any undercharges. If any such audit activities interfere with IBM's ability to perform the Services


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         in accordance with the Performance Standards and Minimum Service
         Levels under any Transaction Document, IBM shall be relieved of such performance obligations under such Transaction Document to the extent caused by such audit activity. If the assistance required of IBM shall cause IBM to expend resources and incur additional costs to provide such assistance that are not within the scope of the Services and Resource Unit Baselines, Equifax shall reimburse IBM for such costs.

b) Subject to SECTION 4.6, IBM agrees to make any changes to the Services and take other actions which are necessary in order to maintain compliance with laws or regulations applicable to its performance and provision of the Services. Subject to SECTION 4.6, Equifax may submit to IBM findings and recommendations regarding changes to the Services necessary for the compliance by Equifax with applicable laws and regulations which IBM will analyze and consider in good faith. IBM shall promptly respond to Equifax regarding IBM's evaluation and activity plan for such findings and recommendations.

3.5      FACILITIES AND DATA CENTER

a) IBM will not relocate the portion of the Services provided from the Facilities and the Data Center as set forth in each Transaction Document without the prior written consent of Equifax as described in SECTION 5.3(d).

b) During the Term, IBM will provide the Equifax Group with access upon prior notice to the portion of the Facilities used by IBM to provide and perform the Services (including, without limitation, the Data Center) in order for Equifax to provide tours of such portions of the Facilities and such tours will be conducted in a manner reasonably calculated not to interfere with IBM's provision of Services.

c) IBM will provide reasonable access to the portion of the Facilities used by IBM to provide and perform the Services as necessary or appropriate for the performance, delivery and use of the Services by the Equifax Group and for the operation, maintenance, upgrade, support and use of any other Equifax hardware, software and other resources located in the Facilities including the Data Center (i) to the Equifax Group's authorized employees, agents and representatives, and (ii) to Third Party Providers and third party vendors and suppliers of installation, maintenance, support and upgrade services, technology and hardware for the System and any other Equifax hardware, software and other resources located in the Facilities including the Data Center serviced thereby. To the extent practical in light of such installation, maintenance, support and upgrade requirements, Equifax will provide twenty-four (24) hours notice to IBM prior to any visits by such Third Party Providers and third party vendors and suppliers.

d) All access to the portion of the Facilities under the control of IBM and used by IBM to provide and perform the Services (including, without limitation, the Data Center) shall be subject to (i) reasonable data and records protection and physical security measures (including Equifax physical security requirements) and (ii) such Equifax Group employees, agents and representatives and Third Party Providers and third party vendors and suppliers undertaking reasonable confidentiality requirements relating to such visits.

3.6      SECURITY

Equifax will authorize all access to all Software operated by, and Company Information and other records of the Equifax Group in the possession of, IBM in support of the Services covered by each Transaction Document through the data and records security procedures as described in SCHEDULE L to such Transaction Document. IBM shall notify Equifax of the identity of each of the entities and personnel working with IBM to provide and perform the Services covered by each Transaction Document that are to be authorized access to the Software utilized in support of the Services covered by such Transaction Document and the level of security access required by each. The Parties shall cooperate in


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administering security procedures regarding such access, in accordance with such Schedule. IBM will enable such access by persons as designated by Equifax and deny such access to all other persons, in accordance with such Schedule.

3.7      TECHNOLOGY REFRESH

IBM will refresh the information technologies components of the Services (including both hardware and software components) as specifically provided in the Agreement (including each Transaction Document). This SECTION 3.7 shall not affect or limit IBM's obligations or authority to perform the repair, maintenance and upgrade functions and services as set forth in the Agreement.

3.8      SOFTWARE LICENSES

a) IBM will comply with all license obligations under all licenses and maintenance agreements for the Software, including without limitation, the obligations of nondisclosure and scope of use; provided, however, IBM will only be obligated under this SECTION 3.8(a) with regard to the licenses and maintenance agreements for Equifax Software to the extent the obligations thereunder are disclosed to and accepted by IBM. To the extent provided to IBM by Equifax prior to execution of each Transaction Document, IBM shall be deemed to have reviewed and accepted the obligations under the licenses and maintenance agreements for the Equifax Software listed on Schedules to such Transaction Document as of the Commencement Date under such Transaction Document, unless otherwise noted in such Transaction Document.

b) All IBM Software provided by IBM in connection with the Services and any Equifax Software licensed under a Third Party Agreement shall be licensed (and the attendant maintenance arrangements contracted) in the name of the Equifax Group member designated by Equifax as the licensee with IBM having the right to access and use such Software in performing the Services, unless IBM can procure such Software (and/or attendant maintenance arrangement) on a more cost effective basis licensed in its own name.

c) IBM shall use commercially reasonable efforts to obtain from the applicable Software vendors a right to assign or transfer, without any payment of any additional fee or charge by Equifax, any licenses (and attendant maintenance arrangements) for the Software licensed and contracted in IBM's name as licensee to Equifax upon termination or expiration of the Agreement and as applicable, each Transaction Document. If IBM is unable to obtain from the applicable Software vendor the rights described in the immediately preceding sentence, and, in any event, prior to (i) the addition to the IBM Software of any software which is not listed in Schedules to a Transaction Document for the Equifax operations covered by such Transaction Document; or (ii) any upgrade, enhancement or modification of any IBM Software listed in Schedules to a Transaction Document for the Equifax operations covered by such Transaction Document, IBM shall
         (A) obtain Equifax's prior written consent for any such actions, (B) provide Equifax with information regarding the amount of any fees and other reasonable requirements Equifax would be required to undertake in order to obtain a license to and maintenance for such IBM Software upon the expiration or termination of the Agreement and as applicable, each Transaction Document, and (C) use commercially reasonable efforts to obtain a firm commitment from the providers of such IBM Software to license and provide maintenance for the IBM Software to Equifax upon the expiration or termination of the Agreement upon the payment of such fees and satisfaction by Equifax of such requirements. If Equifax does not respond to a request for consent from IBM within twenty-one (21) business days of receipt of such request together with the information and confirmation of the actions required of IBM in this SECTION 3.8(c), Equifax shall be deemed to have granted its consent to the actions for which IBM requested consent. IBM shall consider and take into account in the negotiation of its licensing and maintenance arrangements with providers of the IBM Software, Equifax's reasonable concerns regarding the terms and conditions of such IBM Software licenses


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Equifax / IBM Confidential

         and maintenance agreements and make such licenses, maintenance agreements and related documentation, exclusive of pricing information related to charges to IBM, available to Equifax upon request.

d) IBM shall not direct the Equifax Group to terminate, extend, replace, amend or add licenses for the Software and/or the maintenance arrangements attendant therewith, contracted in the name of a member of the Equifax Group without notifying Equifax in writing of the proposed action by IBM and obtaining Equifax's prior written agreement; moreover, IBM shall provide to Equifax a written report of the reasons for, and the impact and ramifications on the Services of, such proposed action concurrently with such notification. IBM may terminate, replace, amend or add licensees for the IBM Software as it chooses so long as IBM continues to perform the Services in the manner required by the Agreement; provided, however, IBM agrees to provide twenty-one (21) business days written notification to Equifax prior to each such termination, replacement, amendment or addition and concurrently with such notification, deliver to Equifax a written report of the reasons for, and the impact and ramifications on the Services of, IBM's proposed action. In addition, if such action by IBM with respect to a license and/or maintenance arrangement for the IBM Software will have an impact on the Services or the monitoring and/or evaluation of the Services in a manner that in turn will have a financial and/or operational impact on the Equifax Group or the ability of IBM or Equifax to monitor and/or evaluate the performance and delivery of the Services, and IBM is notified in writing by Equifax of its estimate of such financial and/or operational impact prior to IBM's implementation of such action and IBM elects to proceed, IBM will provide or cause to be provided the programs, services, rights and other benefits and resources that are the subject of such licenses and maintenance agreements to the Equifax Group on terms no less favorable than the terms of such license and maintenance agreements and ensure that there shall be no negative impact on the ability of IBM or Equifax to monitor and/or evaluate the performance and delivery of the Services. If Equifax in connection with or resulting from IBM's termination, replacement, amendment or addition of any license for IBM Software and/or maintenance arrangement incurs additional expenses, costs or Losses, including but not limited to personnel costs, and IBM has been notified in writing by Equifax of its estimate of such financial impact prior to IBM's implementation of such action and IBM elects to proceed, IBM shall promptly reimburse Equifax for such amounts actually incurred by Equifax; provided, however, that in each instance in this SECTION 3.8(d) that Equifax provides IBM an estimate of the financial impact of an action by IBM on Equifax, the amounts recoverable from IBM by Equifax in each such instance shall not exceed the amount of the written estimate provided to IBM for each such instance.

e) IBM will provide to Equifax, and update as changes occur, a listing of all Software by name, Maintenance Release and Version promoted into production on each Machine at each location of the Machines.

3.9      SOFTWARE CURRENCY

         The Parties agree to maintain reasonable currency for Maintenance Releases and Versions of Software, unless Equifax requests otherwise. For purposes of this Section, "reasonable currency" shall mean that the next Maintenance Release or Version is installed not later than the longer of (i) twelve (12) months after the date the licensor makes such Maintenance Release or Version commercially available, or (ii) within one (1) month after the date the licensor makes a subsequent Maintenance Release or Version commercially available which causes Equifax to be more than one Maintenance Release or Version behind, unless such Maintenance Release or Version contains defects, Viruses, Disabling Code or similar infirmities identified by the Parties, or either of them, that will adversely affect Equifax's operations, in which case, the previous Maintenance Release or Version will be deemed "reasonably current".

         In the event Equifax requests IBM to expedite installation of a Maintenance Release or Version or to delay the installation of a Maintenance Release or Version of specific Software beyond such period or requires operation and maintenance of multiple Versions of Software, IBM shall do so, provided, that if IBM reasonably


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Equifax / IBM Confidential

         determines that it will incur any additional costs as a result of such requests (e.g., Software support costs due to withdrawal of maintenance by the licensor, multiple version charges, etc.) for resources not otherwise required to provide the Services under the applicable Transaction Document or covered under a current Resource Unit Baseline for such Transaction Document, then IBM will notify Equifax of the amount of such costs in writing and Equifax, at its option, will either delay installation of such Maintenance Release or Version or update the Software to the current level (as applicable) or reimburse IBM for any demonstrable costs. The installation and promotion into production of each Maintenance Release and Version shall be performed in accordance with the Change Control Process.

         In addition, Equifax shall relieve IBM from any failure to meet a Performance Standard or Minimum Service Level to the extent directly impacted by the delay or acceleration of the next Maintenance Release or Version until such time as the affected Software is brought to "reasonable currency" as defined in this SECTION 3.9.

3.10     VIRUSES

         IBM will take commercially reasonable measures to ensure that no Viruses or similar items are coded or introduced into the System and the operating environments used to provide the Services. IBM will continue to perform the Virus protection and correction procedures and processes in place at the Equifax Group prior to the Commencement Date of each Transaction Document, and will continue to review, analyze and implement improvements to and upgrades of such virus prevention and correction programs and processes that are commercially reasonable and consistent with industry standards. If a Virus is found to have been introduced into the System and the operating environments used to provide the Services, IBM shall use commercially reasonable efforts and diligently work to eliminate the effects of the Virus; provided, however, IBM shall take immediate action if required due to the nature or severity of the Vir\us' proliferation. The Party causing or permitting a Virus to be introduced into the System shall bear the costs associated with such efforts. Notwithstanding any other term of this SECTION 3.10, neither Party shall be liable to the other Party or any of its Affiliates for any such costs incurred by any of them with respect to items and areas outside of the System. If the Equifax Group introduces or permits the introduction of a Virus, IBM shall be relieved of the Performance Standards and Minimum Service Levels to the extent such Virus impacts IBM's ability to satisfy such Performance Standards and Minimum Service Levels.

3.11     SOFTWARE - SUBSTITUTIONS AND ADDITIONS

a) If Equifax requests a substitution of any Software under any Transaction Document for which IBM has financial responsibility, Equifax shall pay or receive a credit in the amount by which the periodic license or maintenance fees attributable to the substituted Software exceeds or is less than the then-current periodic license or maintenance fees being paid by IBM attributable to the Software being replaced. If Equifax requests deletion of any Software for which IBM has financial responsibility from the Schedules to a Transaction Document and does not immediately substitute any other new Software therefor, Equifax may utilize an amount equal to the then-current applicable periodic license and/or maintenance fees attributable to such deleted Software to offset the fees attributable to any new Software or receive a credit in such amount. IBM will provide Equifax with the requisite license and/or maintenance fees support documentation to assist Equifax in evaluating the decision to replace such Software. Equifax will be responsible for any other fees payable to the Software vendor associated with such substitutions or additions.

b) Equifax may add Software to, or delete Software from, the Schedules to any Transaction Document. IBM agrees to promote into or remove from production, use and operate any Software selected by Equifax; provided, however, that any resources (software, hardware, personnel, etc.) required to install, delete and/or operate such added Software that is not otherwise required to provide the Services under such Transaction


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         Document, or covered under a current Resource Unit Baseline for such
         Transaction Document, will be provided as New Services pursuant to SECTIONS 3.12. Equifax shall be permitted by IBM to audit, control and approve all new Software prior to its promotion into production, and IBM shall provide the cooperation, information and access necessary or appropriate to permit Equifax to perform such functions.

c) If IBM timely notifies Equifax that any software requested by Equifax be substituted for, deleted from, or added to, the Software will have an adverse impact on the operation of the System before such action is effected and Equifax directs IBM to effect such action even in view of such notice, IBM shall be relieved of any failure to satisfy the Performance Standards and Minimum Service Levels to the extent, and only to the extent, such action affects IBM's ability to satisfy such Performance Standards and Minimum Services Levels.

3.12     NEW SERVICES

a) During the Term, Equifax may request IBM to perform a "NEW SERVICES" (defined as an additional function, responsibility or task under any Transaction Document that requires resources for which there is no current Resource Unit Baseline or charging methodology under such Transaction Document, that is, such function, responsibility or task is not included in the Monthly Charge and is not charged separately under another methodology other than this New Services provision). Further, Equifax's request for a New Service may include a request for IBM to correspondingly reduce or eliminate one or more existing elements of the Services then being provided under the applicable Transaction Document that are being replaced by the New Services. In such event, IBM shall determine the resources and expenses related to the element or elements of the Services being reduced or eliminated and those required for the New Services being added.

         Promptly after receiving each request for New Services from Equifax, IBM will provide a written quote for such New Services to Equifax setting forth the net increase or decrease allocable to the resources and expenses eliminated and/or added in the Monthly Charge and/or other charging methodologies under the applicable Transaction Document, and as applicable, increases and decreases in existing Resource Unit Baselines and additional Resource Unit Baselines, if any, that will be attributable to such New Services, and will concurrently deliver to Equifax as a part of such quote a detailed description of and proposal for the New Services together with a report regarding the ramifications and impacts of such New Services on the Services under such Transaction Document. All changes in the Monthly Charge and other charging methodologies will be based upon the required proportional increase in personnel, System and other resources applicable to the New Services relative to the Monthly Charge and existing other charging methodologies. Upon receipt of such quote and other documentation, Equifax may then elect to have IBM perform the New Services, and the Monthly Charge and, if applicable, other charging methodologies and Resource Unit Baselines under such Transaction Document will be established and/or adjusted to reflect such New Services in a written amendment to the Agreement in accordance with SECTION 17.2. Notwithstanding the foregoing, nothing herein shall be deemed to obligate Equifax to obtain New Services from IBM.

b) The Parties agree that changes during the Term in functions, responsibilities and tasks that are within the scope of the Services will not be deemed to be New Services, if such functions, responsibilities and tasks evolved or were supplemented and enhanced during the Term by IBM in its sole discretion or pursuant to the provisions of the Agreement.

3.13     AFFILIATES

If the Equifax Group acquires any additional Affiliates or other operations or assets during the Term and desires that IBM provide the Services for such Affiliates or other operations or assets, IBM will provide such Affiliates or other


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Equifax / IBM Confidential

operations or assets with Services in accordance with the Agreement, subject to additional charges if acceptance of such responsibilities by IBM would require usage of Baseline Resources in excess of the Baseline Resources set forth in the Agreement or additional charges if acceptance of such responsibilities by IBM would require the performance of New Services as described in SECTION 3.12.

4.       WARRANTIES/REPRESENTATIONS/COVENANTS

4.1      WORK STANDARDS

IBM warrants, represents and covenants that (a) it has, and during the Term will have, and each of the IBM employees and subcontractors that it will use to provide and perform the Services has and during the Term will have, the necessary knowledge, skills, experience, qualifications and resources to provide and perform the Services in accordance with the Agreement; (b) it has successfully provided and performed the Services or services that are substantially similar to the Services for other customers of IBM; and (c) the Services will be performed for the Equifax Group in a diligent, workmanlike manner in accordance with industry standards applicable to the performance of such services.

4.2      NONINFRINGEMENT

Each of the Parties covenants that it will perform its responsibilities under the Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright or other proprietary right of any third party. Notwithstanding this provision or any other provision in the Agreement, Equifax makes no warranty or representation with respect to any claims for such infringement or misappropriation by virtue of its compliance with obligations herein to provide IBM access to, use of or benefits of any Third Party Agreements prior to receiving the necessary Required Consents; provided, however, that this SECTION 4.2 shall not relieve Equifax from any liability or obligation under SECTIONS 8.2 and 14.2.

4.3      DISABLING CODE

IBM covenants that IBM will take commercially reasonable steps to ensure that no Disabling Code in the Systems Software will be permitted to be invoked without the prior written consent of Equifax. IBM further covenants that with respect to any Disabling Code that may be part of the Systems Software, IBM will not knowingly invoke Disabling Code at any time, including upon expiration or termination of the Agreement or any Transaction Document for any reason, without Equifax's prior written consent.

4.4      AUTHORIZATION AND ENFORCEABILITY

Each Party hereby represents and warrants that:

a) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into the Agreement;

b) the execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part; and

c) the Agreement has been duly executed and delivered by such Party.

4.5      DISCLAIMER

a) IBM does not warrant the accuracy of any advice, report, data or other product delivered to Equifax to the

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Equifax / IBM Confidential

         extent any inaccuracies are caused by data and/or software provided by Equifax. Such products are delivered AS IS, and IBM shall not be liable for any inaccuracy therein. IBM will promptly notify Equifax of any such inaccuracies of which IBM becomes aware and the cause therefore if known by IBM. IBM will provide commercially reasonable assistance to Equifax to remedy such problems.

b) Subject to the obligations of IBM to satisfy the Performance Standards and Minimum Service Levels and provide the Services as set forth in the Agreement without material denigration or interruption, IBM does not assure uninterrupted or error-free operations of the Software and Machines.

c) Except as set forth in a Transaction Document, IBM is not providing any Year 2000 Services under the Agreement. IBM shall not be responsible for its failure to perform any of its obligations (including, for example, failure to meet Performance Standards or Minimum Service Levels) under the Agreement, if such failure is the result of the inability of

         1)       Equifax's,

         2)       a third party's or

         3) IBM's products installed prior to the Execution Date of a Transaction Document

         (for example, software, hardware or firmware) ("OTHER PRODUCTS") to correctly exchange, process and handle date data (including, but not limited to, calculating, comparing and sequencing) within, from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations.

d) IBM assumes no responsibilities or obligations to cause products or deliverables provided by IBM to accurately exchange date data with Other Products or to cause Other Products to accurately exchange date data with products or deliverables provided by IBM.

E) EXCEPT AS PROVIDED IN THE AGREEMENT, THERE ARE NO OTHER EXPRESS WARRANTIES OR COVENANTS, AND THERE ARE NO IMPLIED WARRANTIES OR COVENANTS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OR COVENANTS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4.6      REGULATORY PROCEEDINGS AND COMPLIANCE WITH LAWS

Each Party agrees at its cost and expense to obtain all necessary regulatory approvals applicable to its business, to obtain any necessary permits for its business, and to comply with all laws and regulatory requirements applicable to the performance of its obligations under the Agreement.

4.7      YEAR 2000 WARRANTY

IBM warrants that products manufactured or distributed by IBM and bearing a logo of IBM and/or an IBM Affiliate ("IBM Logo Products") that are provided under the Agreement and installed after the Execution Date of a Transaction Document and used to provide Services under the Agreement will be IBM Year 2000 Compliant, unless IBM notifies Equifax of its intention to install a non-IBM Year 2000 Compliant IBM Logo Product and Equifax agrees in writing to such installation.


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4.8      COVENANT OF COOPERATION AND GOOD FAITH

The Parties covenant to timely and diligently cooperate, with due consideration of the goals, objectives and purposes of the Agreement, to facilitate the performance of their respective duties and obligations under the Agreement in a commercially reasonable manner. Further, the Parties agree to deal and negotiate with each other and their respective Affiliates in good faith in the execution and implementation of their duties and obligations under the Agreement.

5.       TRANSITION

5.1      TRANSITION PLAN

a) Prior to the Commencement Date for each Transaction Document or such other date as the Parties may agree, IBM and Equifax through the Equifax/IBM Integrated Planning Team will have developed and agreed upon the "Transition Plan" set forth in SCHEDULE H to such Transaction Document, describing (i) the transition from the Equifax Group to IBM or its Affiliate of the Affected Employees, if any;
         (ii) the transition of the administration, management, operation under and financial responsibility for the Third Party Agreements from the Equifax Group to IBM or its Affiliate; and (iii) the transition of the performance of and responsibility for the other functions, responsibilities and tasks currently performed by the Equifax Group to IBM or its Affiliate which comprise the Services covered by such Transaction Document. The Transition Plan shall be implemented and completed over a mutually agreed period as set forth in the Transition Plan starting on the Commencement Date, which period shall not extend beyond a date certain set forth in such Transaction Document, without the prior written agreement of the Parties (the "TRANSITION PERIOD"). Notwithstanding the foregoing in this SECTION 5.1(a), IBM's and Equifax's responsibilities and obligations with respect to the Affected Employees, the Third Party Agreements and the other elements of the Services as set forth in the Agreement shall commence on the dates set forth in such Transaction Document, or if no date is set forth in such Transaction Document, the Commencement Date under such Transaction Document.

b) During the Transition Period, Equifax will cooperate with IBM in implementing the Transition Plan by providing the personnel (or portions of the time of the personnel) set forth in the Transition Plan ("TRANSITION PERSONNEL") and performing the tasks described for Equifax in the Transition Plan. During the Transition Period, IBM will be responsible for the provision of the Services set forth in each Transaction Document (including within those Services the implementation of the Transition Plan).

5.2      AFFECTED EMPLOYEES

The Equifax Group may eliminate certain of the positions within the Equifax Group associated with the Equifax In-Scope Operations commencing on the Commencement Date under any Transaction Document and through the end of the Transition Period under such Transaction Document. IBM will, with Equifax's consent, offer employment to each of the individuals listed on SCHEDULE O to such Transaction Document, in accordance with the employment guidelines set forth on such Schedule (the "AFFECTED EMPLOYEES"). All costs and expenses incurred by IBM in connection with the offer to employ and the employment of the Affected Employees shall be the responsibility of IBM. IBM will promptly reimburse Equifax for the amount of salary and benefit costs incurred by Equifax, if any, with respect to each Affected Employee after the Commencement Date for the period until they receive offers and reject such offers, become IBM employees, or IBM determines not to offer employment to an Affected Employee in accordance with its employment guidelines and notifies Equifax in writing of such determination.


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5.3      RESOURCES AND FACILITIES

a) To enable IBM to provide the Services, the Parties may agree under a Transaction Document for Equifax to provide, at no charge to IBM, the use of the Equifax Provided Hardware, Equifax Provided Office Furnishings, Equifax facilities, and offices services such as reasonable local analog telephone services for the sole purpose of providing and performing the Services covered by the Transaction Document for the Equifax Group. These obligations will generally not include the provision of (i) office, storage or equipment/Data Center space, parking facilities, or heat, light, power, air conditioning and other similar utilities which will be provided under a separate lease agreement between the members of the Equifax Group as lessor and IBM or its Affiliates as lessee for a portion of the Facilities, or (ii) office support services (e.g., janitorial and security), office supplies and similar services and consumables. All such items provided by Equifax shall comply with all applicable laws and regulations relating to safety and use. Subject to the satisfaction of Equifax's obligation with respect to compliance with applicable laws and regulations, IBM shall ensure a safe working environment is maintained with the Equifax Provided Hardware, Equifax Provided Office Furnishings and Equifax facilities in compliance with all applicable laws and regulations, and shall take no action that will compromise such safety of such working environment or violate such laws and regulations.

         When the Parties agree that the Equifax Provided Hardware and Equifax Provided Office Furnishings are no longer deemed necessary to perform the Services, Equifax's obligations set forth in this Section and in any Transaction Document with respect to each such item of resources shall terminate.

b) Except as otherwise provided in the Agreement, IBM will have the responsibility and obligation to provide and administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, hardware, software, facilities, services and other items, however described) necessary or appropriate for IBM to provide, perform and deliver the Services as described in the Agreement.

c) IBM will provide and have on site as set forth in each Transaction Document its Project Executive under each such Transaction Document prior to the Commencement Date and for the duration of the term of each such Transaction Document, and will timely provide additional trained and qualified personnel as necessary or appropriate to facilitate and ensure the timely and proper definition, provision, performance and delivery of the Services in accordance with the Agreement.

d) IBM will have the right to change the location of the IBM activities associated with the Services under any Transaction Document with the prior written consent of Equifax (which consent shall not be unreasonably withheld) and upon the occurrence of a Force Majeure Event. Among the factors Equifax may consider in determining whether to grant any such consent, Equifax may consider whether any and all changes in the location of such IBM activities may result (i) in a reduction of IBM's ability to perform the Services and the Business and Operations Support Plan; (ii) in any reduced accessibility to IBM and/or the Services by the Equifax Group; (iii) in any deterioration of the Services; (iv) any decrease in the security or integrity of operations and Company Information of the Equifax Group; and (v) in any additional cost to Equifax.

6.       INTEGRATED PLANNING TEAM/CHANGE CONTROL PROCESS

6.1      EQUIFAX/IBM INTEGRATED PLANNING TEAM

a) The Parties shall form and participate in an Integrated Planning Team in accordance with the provisions of this SECTION 6 for the following purposes:

         (i) to provide leadership and direction for the relationship over the Term ;


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         (ii)     to define and forecast the resources required to be allocated by IBM to perform and deliver the Services pursuant to the procedures and processes for the preparation and update of the "Business and Operations Support Plan";

        (iii) to define and evaluate the objectives, substance, repricing and performance of the Services and pricing of new and replacement services;

        (iv) to provide second level issue resolution for matters that the line managers are unable to resolve; and

        (v) to report to Equifax and IBM regarding each of the foregoing areas.

b) The Integrated Planning Team will be comprised of dedicated staffs from both Parties, representing technology and business management from multiple geographic locations, as provided in EXHIBIT 3 and each Transaction Document. The Integrated Planning Team will be co-chaired by Equifax's Senior Vice President - North American Technology and IBM's Senior Project Executive through the first year of the Term and then the Integrated Planning Team shall be co-chaired as mutually agreed by the Parties thereafter. The "Charter and Operating Procedures Guidelines" for the Integrated Planning Team are set forth in EXHIBIT 3 and may be modified by the Parties from time to time during the Term upon agreement.

6.2      REPORTS/PROJECTIONS/PLANS

a) Prior to the Execution Date of each Transaction Document, IBM will provide Equifax a plan showing the timing of the scheduled hardware and software upgrades and/or hardware refresh points during the term of such Transaction Document that are included in the Annual Services Charge and reflected in the Baselines. Such plan will be updated whenever there is a repricing of the current Services or the addition or replacement of Services under such Transaction Document through New Services pursuant to Section 3.12 herein. Charges and credits with respect to the acceleration, delay or cancellation of such upgrades and/or refresh are handled by the charging/credit and pricing adjustment processes set forth in this Agreement, Annual Services Charge adjustments, the Transaction Document and its Schedules (e.g., Baseline Adjustment, ARCs, RRCs, New Services, benchmarking, etc.).

b) Commencing on June 30, 1998 and on June 30 and December 31 of each year of the Term thereafter, Equifax will provide to the Integrated Planning Team its projected business and volume requirements for the Services for the next twelve (12) and twenty-four (24) calendar months. Further, Equifax will provide to the Integrated Planning Team in the first week of each calendar quarter its forecasted business and volume requirement for the Services for the following calendar quarter. The quarterly forecast may be amended by Equifax on ninety-(90) days' prior written notice. Within thirty (30) days of receipt of each such projection and amendment, IBM will review and respond to the projections from Equifax with the technical provision requirements that it deems necessary to satisfy the business and volume requirements projected by Equifax. After review and acceptance by the Integrated Planning Team, the IBM response will be incorporated into the Business and Operations Support Plan.

c)       Commencing on September 30, 1998 and on March 31 and September 30 of

         each year during the Term, IBM will provide to the Integrated Planning Team the then current Business and Operations Support Plan. The Business and Operations Support Plan will be composed of a short-term, technical plan covering twelve (12) months and any long-range, strategic plan covering twenty-four (24) months, both of which will be driven by the Equifax Group's business goals and objectives as reflected in the projections described in 6.2(a) above. The short-term plan will include an identification of support, processes, systems, resources and changes required by the Equifax Group, and a projected time schedule for developing, integrating and


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         implementing the requirements. The long-range plan will treat the strategic aspects of the support of the business goals and objectives of the Equifax Group as set forth in the projections described in SECTION 6.2(a), including, without limitation, flexible use of resources managed by IBM as part of the Services in support of the Equifax Group's business priorities and strategies.

         IBM will draft the Business and Operations Support Plan with Equifax's active participation, cooperation and advice through the Integrated Planning Team. IBM will provide input for the plan regarding industry trends with respect to the Services and proposals with regard to the Services for process improvements, change management, skilled development, quality improvement, cost per Resource Unit reductions, increased efficiency and flexibility in operations and resource utilization, and enhance functionality. The final Business and Operations Support Plan for each six (6) month period will be provided by IBM based on the mutual agreement of the Parties, with any disputed matters being submitted to the dispute resolution process set forth in
         SECTION 16. The Business and Operations Support Plan will be reviewed and updated at least semi-annually thereafter. Any changes to the Agreement or the Services required by the Business and Operations Support Plan will be defined, approved and implemented in accordance with the Change Control Process set forth in SECTION 6.3.

6.3      CHANGE CONTROL PROCESS

Within ninety (90) days after the Effective Date and for the remainder of the Term, the Parties shall define, establish, implement, document and maintain a change control process for activities, processes, provisions and operations under the Agreement including each Transaction Document and to evolve the Services (the "Change Control Process"). The purposes and objectives of the Change Control Process are (i) to determine whether a change to the System is within the scope of the Services or constitutes a New Service under the applicable Transaction Documents, (ii) to prioritize all requests for changes to the System ("CHANGE REQUESTS"), (iii) to minimize the risk of exceeding both time and cost estimates associated with the Change Requests by identifying, documenting, quantifying, controlling, managing and communicating Change Requests and their disposition and as applicable, implementation; and (iv) to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the changes to the System.

The Project Executives shall be the focal point for all Change Requests and shall be responsible for promptly and diligently effecting the activities set forth above in this SECTION 6.3 with respect to each Change Request.

The Change Control Process shall include, at a minimum:

      a. Changes to the System may be requested by either Party. Since a change may affect the price, schedule or other terms, both the Equifax and IBM Project Executives must review and approve, in writing, each Change Request before any change is implemented.

      b. The Party proposing a Change Request will write a Change Request Form ("CRF"), describing the change, the rationale for the change and the effect that change will have, if completed, or the impact it will have, if rejected, on the Agreement, any Transaction Document and/or the Services.

       c. Equifax's or IBM's Project Executive, as appropriate, will review the proposed Change Request. If accepted, the CRF will be submitted to the other Party for review and approval. If rejected, the CRF will be returned to the originator along with the reason for rejection.

       d. All material Change Requests shall be forwarded to the Integrated Planning Team for review and approval prior to implementation.


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       e.         Each approved Change Request will be implemented through a written change authorization. If any Change Request results in a change in scope, price, or terms and conditions, then the Agreement and affected Transaction Document including the Supplement and Schedules thereto, will be updated to reflect the changes in scope, price or terms and conditions, as appropriate pursuant to SECTION 17.2.

7.       SERVICES STAFFING/MANAGEMENT/ADMINISTRATION

7.1      PROJECT EXECUTIVES

a) Prior to the Commencement Date under each Transaction Document, IBM and Equifax will each designate an individual to whom all communications to the appointing Party may be addressed and who has the authority to act for the appointing Party and its subcontractors in connection with all aspects of such Transaction Document (the "PROJECT EXECUTIVE").

b) Unless otherwise provided in a Transaction Document, IBM shall cause each person assigned as a IBM Project Executive under each Transaction Document to devote substantially all of his or her working time and effort in the employ of IBM to his or her responsibilities for the provision of the Services under such Transaction Document as required by such Transaction Document, subject to IBM's reasonable holiday, vacation and medical leave policies and subject to occasional, short-term, non-recurring work on other assignments by IBM related to the Project Executive's areas of expertise. Before the initial and each subsequent assignment of an individual to such position, each Party shall notify the other Party of the proposed assignment, introduce the individual to appropriate representatives of the other Party, and IBM will, consistent with IBM's personnel practices, provide Equifax with a resume and any other information about a prospective IBM Project Executive reasonably requested by Equifax. Each Party agrees to discuss with the other Party any objections the other Party may have to such assignment.

c) IBM will give Equifax at least ninety (90) days advance notice of a change of the person appointed as the IBM Project Executive under each Transaction Document, and will discuss with Equifax any objections Equifax may have to such change. IBM shall not reassign or replace any person assigned as the IBM Project Executive during the first year of his or her assignment to the Equifax service team under any Transaction Document, nor shall IBM assign more than four
         (4) different individuals to such position during the term of any Transaction Document, unless Equifax consents to such reassignment or replacement, or the IBM employee voluntarily resigns from IBM, requests a transfer, is terminated by IBM or is unable to work due to his or her death or disability.

7.2      REPLACEMENT OF PERSONNEL

If Equifax reasonably and in good faith determines that it is not in Equifax's best interests for any IBM or subcontractor employee to be appointed to perform or to continue performing any of the Services, Equifax shall give IBM written notice specifying the reasons for its position and requesting that such employee not be appointed or be removed from the IBM or IBM subcontractor employee group servicing Equifax and be replaced with another IBM employee or IBM subcontractor employee. Promptly after its receipt of such a notice, IBM shall investigate the matters set forth in the notice, discuss with Equifax the results of the investigation, and resolve the matter in a mutually agreeable manner.


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7.3      RETENTION OF EXPERIENCED PERSONNEL

If IBM fails under any Transaction Document to meet the Performance Standards or Minimum Service Levels under any Transaction Document persistently or continuously and if Equifax reasonably believes such failure is attributable in whole or in part to IBM's reassignment, movement, or other changes in the human resources allocated by IBM to the performance and delivery of the Services pursuant to such Transaction Document or the Agreement and/or to the IBM subcontractors assigned to the Equifax service team, Equifax will notify IBM of such belief and the basis for such belief. Upon receipt of such notice from Equifax, IBM (a) will promptly provide to Equifax a report setting forth IBM's position regarding the matters raised by Equifax in its notice; (b) will meet with Equifax to discuss the matters raised by Equifax in its notice and IBM's positions with regard to such matters; and (c) will promptly and diligently take commercially reasonable action to modify or eliminate any IBM practices and/or processes identified as adversely impacting the performance and delivery of the Services.

7.4      EFFICIENT USE OF RESOURCES

IBM shall take commercially reasonable actions (a) to efficiently administer, manage, operate and use the resources employed by IBM to provide and perform the Services that are chargeable to Equifax under the Agreement, and (b) to diligently and continuously improve the performance and delivery of the Services by IBM and the elements of the policies, processes, procedures and System that are used by IBM to perform and deliver the Services, including, without limitation, re-engineering, tuning, optimizing, balancing or reconfiguring the processes, procedures and systems used to perform, deliver and track the Services.

8.       RELATIONSHIP PROTOCOLS

8.1      EVOLVING NATURE OF RELATIONSHIP

a) The Supplement and Schedules to each Transaction Document will be updated by the Parties as necessary or appropriate from time to time during the Term to accurately reflect the evolution of the Services and components and elements of the Services as described therein. The preceding sentence is not intended, nor is it authorization, to expand the scope of the Services except as provided pursuant to SECTION 3.12 entitled "New Services."

b) For the one hundred-eighty (180) days following the Commencement Date under each Transaction Document, IBM and Equifax reserve the right to inventory, validate and update any information that is reflected in or omitted from the Transaction Document and attached Supplement and/or Schedules. If discrepancies are detected, the Transaction Document, Supplement and/or Schedules shall be promptly changed, modified, updated and adjusted to correct such discrepancies upon mutual agreement, so that the Transaction Document, Supplement and/or Schedules will be correct and accurately reflect the Services and charges provided by IBM to Equifax Group. If either Party disputes the existence of a discrepancy identified by the other Party, the Parties will submit the matter to the Equifax/IBM Integrated Planning Team for dispute resolution as specified in SECTION 16.


c) Both Equifax and IBM agree that the Services provided may require adjustments to reflect the evolving business and operations of the Equifax Group and IBM, that the relationship memorialized by the Agreement and the Transaction Documents is dynamic in nature and will evolve as the operating and business environment of the Equifax Group changes and evolves, and that the scope of the Services that will be provided by IBM during the Term and corresponding fees charged by IBM may be changed and modified with the written agreement of the Parties pursuant to the Change Control Process. Therefore, the Integrated Planning Team will periodically evaluate the business and operating strategies of each Party and recommend modifications to, and evolution of, the Services (including the Performance Standards and


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         Minimum  Service  Levels) to optimize  such  strategies  and determine the effect that any modifications of the Services may have on the fees chargeable by IBM under the Agreement.

8.2      REQUIRED CONSENTS

a) The Equifax Group shall remain the contracting party of record for the Third Party Agreements allocable to each Transaction Document and to which the Equifax Group is a party on the Execution Date under each such Transaction Document. Equifax shall have the responsibility for timely obtaining all Required Consents under the Third Party Agreements allocable to a Transaction Document and to which the Equifax Group is a party, except Third Party Agreements to which IBM or any Affiliate of IBM is a party. IBM will provide Equifax with advice and counsel regarding IBM's experience and agreements with the third party vendors under the Third Party Agreements to which the Equifax Group is a party on the Execution Date under each such Transaction Document with regard to obtaining any Required Consents, and the benefit of any relationship of IBM with each such third-party vendor to the extent permitted under the IBM-third party vendor arrangement to obtain any Required Consent. IBM will have management and administrative responsibilities for obtaining all Required Consents under the Third Party Agreements allocable to each Transaction Document existing on the Execution Date of each such Transaction Document, subject to the consent of Equifax to the terms of each such Required Consent. IBM shall have the responsibility for timely obtaining all Required Consents under Third Party Agreements allocable to a Transaction Document to which IBM or an Affiliate is a party, subject to the consent of Equifax to the terms of each such Required Consent. The provisions of this Section shall be applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services.

b) Subject to the provisions of SECTION 8.3, IBM will use commercially reasonable efforts to obtain, and will act as Equifax's attorney in fact in connection with obtaining, any Required Consents that are both (i) the obligation of Equifax under Section 8.2(a), and (ii) under Third Party Agreements allocable to a Transaction Document that are entered into after the Execution Date under such Transaction Document. Upon obtaining a third party vendor's agreement to terms for a Required Consent, the Required Consent shall be provided to Equifax for review, approval, and signature. If IBM is unable to obtain the Required Consent within a reasonable time in a form acceptable to Equifax, then the Parties' obligations with respect to the performance of, and payment for, any Services dependent on such Required Consent shall be determined in accordance with the provisions of SECTION 8.2(e).

c) Subject to SECTION 8.2(d), Equifax shall bear the costs, if any, of obtaining all Required Consents, including without limitation, all charges and fees related to obtaining the Required Consents for the Third Party Agreements allocable to each Transaction Document and to which the Equifax Group is a party existing as of the Execution Date under each such Transaction Document, except agreements for software manufactured by IBM and its Affiliates and Third Party Agreements relating to Systems Software, Machine maintenance and Machine leases, IBM shall bear the costs of obtaining all Required Consents for the Third Party Agreements allocable to each Transaction Document existing as of the Execution Date under each Transaction Document and not described above as the responsibility of Equifax. For all Third Party Agreements allocable to each Transaction Document entered into after the Execution Date under each such Transaction Document, the Party requesting the product or service to which the Third Party Agreement relates shall bear the costs, if any, of obtaining Required Consents. In addition, Equifax shall bear the costs, if any, associated with the cancellation and re-licensing of any Software allocable to a Transaction Document and licensed by the Equifax Group prior to the Execution Date under such Transaction Document if required for IBM to provide the Services after the Commencement Date under such Transaction Document, except Software licensed from IBM or any Affiliate of IBM. IBM shall bear the cost, if any, associated with the cancellation and re-licensing of any Software allocable to a Transaction Document and licensed by the Equifax Group prior to the Execution Date under such Transaction


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         Document licensed from IBM or any Affiliate of IBM , if required for
         IBM to provide the Services after the Commencement Date under such Transaction Document. The provisions of this Section shall be applicable to New Services unless otherwise provided by the Parties in the documentation governing New Services

d) Notwithstanding anything to the contrary in SECTION 8.2(c), IBM shall bear any costs allocable to Equifax under SECTION 8.2(c) provided that: (i) the costs are incurred because the third party vendor from whom a Required Consent is requested or who requires cancellation and re-licensing of Software has a pre-existing policy to charge for or not grant a Required Consent or to require cancellation and re-licensing of Software because of a dispute with IBM, (ii) the third party vendor does not have such a policy generally with respect to outsourcing vendors with whom the third party vendor does not have a dispute, (iii) the policy is not limited to IBM's outsourcing activities with the Equifax Group, and
         (iv) Equifax uses diligent and commercially reasonable efforts to convince the vendor to treat IBM on the same basis as other outsourcing vendors. In any such case, IBM may propose a functionally equivalent substitute, if available, for the product or service provided by the third party vendor, and Equifax will consider in good faith implementation of such substitute product or service. No substitute product or service will be implemented without the consent of Equifax, which shall not be unreasonably withheld. IBM's liability under this Section 8.2(d) shall be limited to the amounts charged by a third party vendor that are directly attributable to such third party vendor's pre-existing policy to charge for Required Consents or to require cancellation and relicensing of Software when IBM or another outsourcing vendor with which a dispute exists is the outsourcing services provider and shall not in any event include any amounts that would have otherwise been charged by such third party vendor if another outsourcing services provider was requesting a Required Consent or obtaining the right to access Software.

e) Notwithstanding any other provision of the Agreement, no Services requiring a Required Consent shall commence and no Monthly Charge or other charge shall commence for such Services until all applicable Required Consents for such Services are obtained, unless otherwise agreed by the Parties; provided, however, that to the extent the Monthly Charge or other charge includes amounts that constitute unrecovered investment of IBM, such amounts will be due and payable to IBM by Equifax within a period not to exceed six (6) months following commencement of such Services. IBM will publish a list each month setting forth the status of each Required Consent until all Required Consents are obtained. Equifax shall timely cooperate with IBM in order to facilitate the proper and timely publication of such monthly Required Consents list. Subject to the foregoing portion of this SECTION 8.2(e), if any Required Consent is not obtained with respect to any of the Third Party Agreements existing as of the Commencement Date under any Transaction Document, and prior to the Commencement Date, the Parties agree to commence the provision of Services without such Required Consents, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for Equifax to continue to process its work with minimum interference to its business operations unless and until such Required Consents are obtained. The cost of achieving such reasonable alternative arrangement shall be borne by IBM if caused by Required Consents needed from (i) IBM or Affiliates of IBM, (ii) from the licensors of the IBM Software, and/or (iii) from third-party vendors under any Third Party Agreements treating outsourcing arrangements involving IBM as the services provider differently than their standard policies afforded to other outsourcing services providers generally as described in SECTION 8.2(c), and in all other instances such cost shall be borne by Equifax.

8.3      APPOINTMENT AS ATTORNEY IN FACT

a) Equifax appoints IBM as the attorney in fact of the members of the Equifax Group, and IBM accepts such papointment as a part of the Services, for the limited purposes of administering, managing, supporting, operating under and paying under the Third Party Agreements to which one or more members of the Equifax Group is a party, and to obtain certain Required Consents as provided in
         SECTION 8.2(b), in connection with the Services as contemplated by the Agreement. Equifax does not appoint IBM as the


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         attorney in fact of the members of the Equifax Group for the purposes of entering into oral or written agreements with any individual or business entity for or in the name of the Equifax Group or their Affiliates, without the prior express written approval of Equifax. Equifax agrees to promptly notify all Third Party Providers under the Third Party Agreements to which one or more members of the Equifax Group is a party of such appointment. Subject to its obligation to indemnify Equifax for any applicable penalties, damages, termination or other charges under SECTION 14.1, IBM may direct that the Equifax Group cancel, substitute, terminate, change or add to the Third Party Providers under the Third Party Agreements as it chooses so long as IBM continues to perform the Services in the manner required by the Agreement; provided, however, IBM must submit written notification to Equifax and obtain Equifax's written agreement prior to the cancellation, substitution, termination, change or addition of any Third Party Agreement to which one or more members of the Equifax Group is or will be a party. If Equifax does not respond to such notice from IBM within twenty-one (21) business days of Equifax's receipt of such notice, Equifax shall be deemed to have agreed to the cancellation, substitution, termination, change or addition described in the IBM notice. If any such cancellation, substitution, termination, change or addition of a Third Party Agreement will have an impact on the operations of users that are outside the scope of the Services and Equifax has notified IBM prior to the expiration of the Equifax response period described above of such impact and IBM elects to proceed, IBM will provide or cause to be provided the products and/or services that are the subject of such Third Party Agreement to the users that are outside the scope of the Services on terms no less favorable than the terms of the applicable Third Party Agreement.

b) IBM will perform its obligations and responsibilities as an attorney in fact pursuant to SECTION 8.3(a) under all Third Party Agreements to which a member of the Equifax Group is a party subject to the provisions of the Agreement, including, without limitation, SECTION 8.2, this SECTION 8.3, SECTION 9.1 and SECTION 11. Upon Equifax's request, IBM will provide to Equifax all information and documentation related to its activities as the Equifax Group's attorney in fact with regard to such Third Party Agreements. Equifax may terminate or provide additional restrictions on IBM's attorney in fact appointment with respect to any Third Party Agreement to which one or more of the members of the Equifax Group is a party if IBM (i) fails to pay any amount due in a timely manner; (ii) permits an actual default to occur; or (iii) does not diligently pursue the service and financial benefits available to the Equifax Group under such Third Party Agreement.

c) Beginning on the Execution Date (as defined in the applicable Transaction Document) of each Transaction Document and for the term of each such Transaction Document, the Equifax Group will not enter into any new, or terminate or amend any existing, Third Party Agreement to which one or more members of the Equifax Group is a party that adversely impacts IBM's ability to provide the Services covered by such Transaction Document or increases IBM's cost of providing such Services without the prior written consent of IBM.

8.4      CONFLICTS OF INTERESTS

a) Each Party recognizes that IBM personnel providing Services to the Equifax Group under the Agreement may perform similar services for others and the Agreement shall not prevent IBM from performing similar services for others subject to the restrictions set forth in SECTION 11 AND/OR THE APPLICABLE TRANSACTION DOCUMENT; provided, however, IBM shall not use any of the Equifax Provided Hardware or Equifax Software or Equifax Provided Office Furnishings to perform similar services for others (including the IBM), without the prior written consent of Equifax.

b) Neither Party, through its personnel at any site covered under a Transaction Document, shall knowingly, directly or indirectly, solicit any employee of the other Party or their Affiliates at such site during the Term of the Agreement unless otherwise agreed in writing by the Parties and except as provided in


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         SECTION 12.6(g). Equifax or IBM employee's responses to or employment resulting from general public solicitations will be exempted from this provision.

c) Any specific restrictions related to Key Employees shall be as specified in the applicable Transaction Document.

8.5      ALTERNATE PROVIDERS

a) During the Term, Equifax shall have the right to retain third party suppliers to perform any service, function, responsibility, activity or task that is within the scope of the Services or would constitute a New Service pursuant to SECTION 3.12, or to perform any such services, functions, responsibilities or tasks (whether all or a part of the Services or the New Services) internally. IBM shall cooperate with any such third party supplier and Equifax as requested from time to time. Such cooperation shall include, without limitation, (i) providing reasonable physical and electronic access to the Facilities, the Data Center and the books and records in the possession of IBM regarding the Equifax Business and/or the Services; (ii) use of any Machines used by IBM to perform services for the Equifax Group for the Equifax Business; (iii) use of any of the Software (other than any Software where the underlying license agreement does not authorize such access and consent permitting such access and use has not been obtained); (iv) providing such information (subject to an appropriate confidentiality agreement, if appropriate) regarding the operating environment, System constraints, and other operating parameters as is reasonably necessary for the work product of the third party supplier of the Equifax Group to be compatible with the Services or New Services; and (v) such other reasonable cooperation as may be requested by Equifax.

b) IBM's obligations hereunder shall be subject to the third party suppliers' compliance with reasonable Facilities and Data Center data and physical security and other applicable standards and procedures, execution of appropriate confidentiality agreements, and reasonable scheduling of computer time and access to other resources to be furnished by IBM pursuant to the Agreement.

c)       If IBM's cooperation with Equifax or any third party supplier performing work as described in SECTION 8.5(a), causes IBM to expend a material amount of additional resources and incur costs that IBM would not otherwise have expended but which fall within the scope of activities comprising the Services, such additional resources and costs will be charged to Equifax under the established charging mechanism and/or Resource Unit Baseline therefor; provided, however, if the additional resources expended and costs incurred are not within the scope of activities comprising the Services, Equifax shall reimburse IBM at its standard rates for such resources subject to SECTION 9.11 hereof and for such costs as invoiced. The Parties further agree that if in IBM's reasonable, good faith determination, a third party supplier's activities affect IBM's ability to meet the Performance Standards or otherwise provide the Services in accordance with the Agreement, IBM will provide written notice to Equifax of such determination. The Parties will cooperate to determine and verify whether such effect is caused by a third party supplier, the extent of such affect, and how to ameliorate any such effect. IBM shall be excused for any inability to meet the Performance Standards, Minimum Service Levels or otherwise provide any of the Services to the extent, and only for the period, any such third party supplier's activities directly affect and impact IBM's ability to meet any Performance Standard or Minimum Service Level or otherwise provide any of the Services in accordance with the Agreement.

d)       Equifax's retention of third party suppliers pursuant to this SECTION
         8.5 to perform services, functions, activities, tasks or responsibilities that are within the scope of the Services shall not relieve Equifax of its obligations set forth in the Agreement to pay IBM the charges applicable to such services, functions, activities, tasks or responsibilities as set forth in the Agreement, unless Equifax is relieved from such charge pursuant to a provision of the Agreement or by the agreement of IBM.


Agreement for Systems Operations Services                        Page 33 of 65
FINAL                                                             July 7, 1998

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Equifax / IBM Confidential

8.6    USE OF SUBCONTRACTORS

a) Within thirty (30) days after the Commencement Date under each such Transaction Document, the Parties will develop and prepare a list of approved subcontractors under each such Transaction Document that the Parties agree may be engaged by IBM to perform and deliver the part or portion of the Services indicated on such list as a subcontractor to IBM (the "Listed Subcontractors"). Affiliates of IBM shall be deemed to be Listed Subcontractors. With respect to subcontractors which are not Listed Subcontractors, IBM shall notify Equifax at least fifteen (15) business days prior to the proposed date of commencement by IBM of any subcontractor's activity with respect to the Equifax Group or the Services, in writing of a decision to delegate or subcontract a function, responsibility or task to a subcontractor, or to change subcontractors for any function, responsibility or task, (i) that could have a material affect on the quality, timing, cost, consistency or performance of the Services under any Transaction Document or on the operations of any member of the Equifax Group or on the security of the Equifax Group data, books and records, or Facilities, or on the Equifax Business as conducted by any member of the Equifax Group, or (ii) where the subcontractor will interface directly with the members of the Equifax Group. Upon Equifax's request, IBM shall promptly provide to Equifax information regarding the proposed new or replacement subcontractors in order to permit Equifax to determine whether to grant its consent to such delegation or change or subcontract. Such information shall include the scope of the Services to be delegated, and the experience, financial status, resources, and reason for selection of the proposed subcontractors. Subject to IBM's timely provision of the foregoing information to Equifax, Equifax shall be deemed to have accepted such delegation or subcontract or change that is the subject of the notification by IBM to Equifax, if Equifax has not notified IBM in writing of its good faith objections to such delegation or subcontract on or before the fifteenth (15th) day after receipt of such notice from IBM. IBM shall not delegate or subcontract or change subcontractors unless and until IBM and Equifax shall have resolved any objection timely made by Equifax to such proposed action by IBM. In addition, IBM shall not disclose any Confidential Information of the Equifax Group to any subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner equivalent to that required of IBM by SECTION 11.


b) IBM shall remain primarily liable and obligated to Equifax for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third party subcontractors (including, without limitation, Affiliates of IBM entering into Transaction Documents with Equifax and Affiliates of Equifax), and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

8.7    EQUIFAX APPROVALS AND NOTIFICATION

For those areas of the Services where Equifax (a) has reserved a right-of-approval, consent or agreement, (b) is required to provide notification, and/or (c) is to perform a responsibility set forth in the Agreement, and such approval, consent, notification or performance is delayed or withheld beyond the period provided in the Agreement, including any Transaction Document and the Supplement and the Schedules thereto, without authorization or right and, such delay or withholding is not caused by IBM and affects IBM's ability to provide the Services under the Agreement including any Transaction Document and the Supplement and Schedules thereto, Equifax will relieve IBM of the responsibility for meeting the Performance Standards and Minimum Service Levels for that portion of the Services to the extent, but only to the extent, directly affected by such delay or withholding. Equifax will reimburse IBM in accordance with the Agreement for additional resources, if any, incurred during such period as a direct result thereof. If not specified otherwise in the Agreement, the period for such approval or notification shall be fifteen (15) business days unless another time period is otherwise agreed by the Parties.

                                                                   Page 34 of 65

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9.     CHARGES/NEW SERVICES/INVOICES/PAYMENTS

9.1    DISBURSEMENTS

Beginning on the Commencement Date of each Transaction Document, IBM will pay as part of the Services covered by such Transaction Document the Third Party Providers for the provision of the software, products and services under the Third Party Agreements as set forth in the applicable Transaction Document. In addition, IBM will reimburse Equifax in a timely manner for payments to such Third Party Providers by the Equifax Group for amounts allocable to periods on and after the Commencement Date under each such Transaction Document. Equifax will promptly reimburse IBM for all payments to such Third Party Providers made by IBM if such payments are allocable to the periods prior to any such Commencement Date and are not otherwise the responsibility of IBM under the Agreement. If IBM should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period prior to the Commencement Date under the applicable Transaction Document, IBM will promptly notify Equifax of such refund, credit or rebate and will promptly pay to Equifax the full amount of such refund, credit or rebate. If Equifax should receive during the Term any refund, credit or other rebate in respect of such Third Party Agreements which is attributable to a period after the Commencement Date under the applicable Transaction Document, Equifax will promptly notify IBM of such refund, credit or rebate and will promptly pay to IBM the full amount of such refund, credit or rebate.

9.2    MONTHLY CHARGE

For each month of each Contract Year during the term under each Transaction Document, Equifax agrees to pay the Monthly Charge as specified in the Supplement and Schedules to such Transaction Document, together with the other amounts as described in this SECTION 9.

All periodic charges under each Transaction Document are to be computed on a calendar month basis, and will be prorated for any partial month, unless specifically stated otherwise in the Agreement (including the applicable Transaction Document).

On a monthly basis IBM will invoice Equifax the Monthly Charge under each Transaction Document for that month in advance, as specified in the Supplement and Schedules to each such Transaction Document. The invoices will separately state applicable taxes owed by Equifax by tax jurisdiction, and charges for other elements comprising the Monthly Charge as determined by the Parties pursuant to SECTION 9.5(b).

9.3    ADDITIONAL CHARGES

Beginning at the end of the first full calendar quarter following the Transition Period under each Transaction Document and at the end of each calendar quarter thereafter during the term of each Transaction Document, Equifax and IBM will review the quantity of Resource Units utilized by Equifax during the preceding calendar quarter and calculate the net monthly Unplanned Resource Units utilized by Equifax during such quarter. Equifax and IBM will calculate the charges applicable to such net monthly Unplanned Resource Units for such quarter in accordance with the Schedule addressing charges under each Transaction Document, and Equifax will pay the amount of the result of such calculation in accordance with SECTION 9.7.

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9.4    COST OF LIVING ADJUSTMENT

IBM will charge or credit Equifax a Cost of Living Adjustment ("COLA") under each Transaction Document in accordance with the procedures set forth in SCHEDULE J to each such Transaction Document beginning after the Commencement Date under each such Transaction Document, as set forth in such Schedule.

9.5    TAXES

a) The disbursements described in SECTION 9.1, the Monthly Charges described in SECTION 9.2, the additional charges described in SECTION 9.3 and the COLA described in SECTION 9.4, paid by Equifax are inclusive of applicable sales, use, excise, personal property or other similar taxes attributable to the period on or after the Commencement Date under each Transaction Document based upon or measured by (i) IBM's cost in acquiring or providing equipment, materials, supplies or third party services furnished to or used by IBM in providing and performing the Services, (ii) the value or cost of the IBM Machines and IBM Software; and (iii) all taxes payable by IBM with respect to its revenues, income and profit; provided, however, Equifax will be responsible for paying all personal property or use taxes due on or with respect to Equifax Provided Hardware, Equifax Software and Equifax Provided Office Furnishings. Each Party shall bear sole responsibility for all taxes, assessments and other real property-related levies on its owned or leased real property.

b) The Parties agree to reasonably cooperate with each other in good faith to more accurately determine and reflect each Party's tax liability and to minimize such liability to the extent legally permissible. Each Party shall provide and make available to the other any resale certificates and other exemption certificates or information reasonably requested by either Party. The Parties will also work together to segregate the Monthly Charges and other charges, reimbursements and amounts payable hereunder, into separate payment accounts charged under separate invoices, as appropriate, for Services and the components of the Services (i.e., components that are taxable and nontaxable, including those for which a sales, use or similar tax has already been paid by IBM and for which IBM functions merely as a paying agent for Equifax in receiving goods, supplies or services including licensing arrangements that otherwise are nontaxable or have previously been subjected to tax, components that are capitalized, and components that are expensed).

c) Notwithstanding any other provision of the Agreement, if a services, value added or similar tax is assessed on IBM's provision of the Services (or any New Services) to Equifax or on IBM's charges to Equifax under the Agreement, Equifax will be responsible for and pay the amount of any such tax.

9.6    NEW SERVICES

a) The charges for New Services will be integrated into the Supplement and Schedules to the affected Transaction Document in accordance with SECTIONS 3.12 and 17.2.

b) If the Parties cannot agree either that a function, responsibility or task falls within the definition of a New Service, IBM shall nevertheless perform the disputed function, responsibility or task if requested by Equifax. The determination of whether any function, responsibility or task is a New Service will be determined pursuant to the dispute resolution provisions in SECTION 16. Equifax shall pay fifty percent (50%) of any charges for the disputed function, responsibility or task under this SECTION 9.6 to IBM and fifty percent (50%) of any charges for the disputed function, responsibility or task under this SECTION 9.6 shall be held by Equifax or paid into an interest bearing escrow account in accordance with SECTION 9.12, if requested by IBM, pending a resolution of the dispute in accordance with SECTION 16. Any payment to Equifax of any such disputed charge paid by Equifax to IBM and into escrow pursuant to this SECTION 9.6 after resolution of the applicable dispute, shall be paid first from the amount in escrow with

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       respect to such dispute and then by IBM. All amounts not in escrow and payable directly by either Party to the other Party upon resolution of the dispute with respect to which amounts are payable shall be paid promptly upon resolution of the disputed charge together with interest at the rate of one percent (1%) per month from the date that the payment was originally due to IBM from Equifax under the Agreement through the date of payment by IBM to Equifax.

9.7    INVOICE PAYMENT

At its election, Equifax will pay each invoice for charges under the Agreement either by wire funds transfer or other electronic means acceptable to IBM to an account specified by IBM or by bank check, within the calendar month in which such invoice is received by Equifax, provided Equifax receives such invoice on or before the tenth (10th) day of such month; otherwise such payment shall be made within thirty (30) days after the date of Equifax's receipt of the invoice. In the event that any invoice payment is not received by IBM within ten (10) business days following the date specified for such payment herein, a late payment fee of one percent (1%) per month, or the maximum amount permissible by law, whichever is less, of the unpaid, late invoice payment will be due and payable by Equifax to IBM from the date such payment became overdue through the date of payment to IBM.

No invoice for charges for any of the Services shall be delivered to Equifax until after the Services which are the subject of such invoice have been provided to the Equifax Group; provided, however, any Services that are expressly stated in the Agreement as prepaid or paid in advance shall be excluded from the limitation of this sentence to the extent, but only to the extent, expressly set forth in the Agreement.

9.8    BENCHMARK STUDY

a) At the end of the first * * * years of the Term and at the end of each * * * year period thereafter, Equifax U.S. may elect to have a benchmark study performed for all in-scope Towers on a Transaction Document basis or for any subset of such Towers. The cost payable to a third party benchmark organization for the benchmark activity will be split equally by the Parties. The Parties will jointly designate and engage the third party benchmark organization. The benchmark study will focus on outsourcing services providers that regularly provide the full range of Services provided by IBM to the Equifax Group under the Agreement and on the outsourcing engagements of those providers for substantially similar services in substantially similar quantities.

b) Each Transaction Document will set forth a price/performance value for each Tower included in Services provided under such Transaction Document and the scale or system against which such price/performance value was determined (the "Performance Value"). The Performance Value will be either the Norm or an agreed deviation from the Norm, and the Parties shall exercise the rights and obligations described herein if IBM's overall performance rating with respect to the Services is not as good as the agreed upon Performance Value. For purposes of the Agreement, the "NORM" shall be the average price/performance of all customers (both outsourced and non-outsourced customers) being compared during the benchmark study against the scale or system pursuant to which such customers were measured.

c) The result of each benchmark study will be submitted to the IPT, Equifax and IBM. In the event that the benchmark study indicates that IBM's overall performance rating as compared to the applicable Performance Value rating for any Tower under a Transaction Document is not as good as the Performance Value for such Tower(s), the IPT will promptly use such study as an evaluative tool to identify opportunities for improvements in the technical configuration, performance, cost and/or aggregate pricing of the Services allocable to such Tower(s).

d) With respect to each area identified by the IPT in each benchmark study as an area for improvement in the


* * * Indicates omitted material that is the subject of a Confidential Treatment Request filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933.

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       technical configuration, performance, cost and/or aggregate pricing of the Services allocable to the Tower which is the subject of the study, as set forth in SECTION 9.8(c), IBM will (i) with the cooperation of Equifax, prepare and submit to the IPT an action plan, including an estimated completion date, to conform each identified area for improvement to the agreed Performance Value, (ii) start the implementation of such plan within six (6) months of the identification by the IPT of such area, and (iii) proceed in a commercially reasonable manner to complete the plan in the agreed period, to conform such area to the agreed Performance Value. Equifax will cooperate with IBM in a commercially reasonable manner to assist IBM in this activity. Notwithstanding the foregoing, IBM may, at its sole discretion, elect to adjust its pricing on a prospective basis so as to meet the agreed Performance Value.

e) Completion of the agreed improvement plan or adjustment of the price, as set forth in Section 9.8(d), shall be IBM's complete obligation with respect to the benchmark study results.

f)     In the event that IBM shall fail to comply with the requirements of
       SECTION 9.8(d) as to one or more Towers, Equifax may terminate the applicable Transaction Document with respect to the Tower(s) as to which IBM has failed to comply with the requirements of SECTION 9.8(d), take the Services allocable to such Tower(s) in-house or place them with a third party outsourcing services provider, and take such portion of the Services out of the scope of the Services and receive a credit for such reduction in the Services against the charges for the Services allocable to such Tower(s). Upon such termination, Equifax will not be required to pay any Termination Charge allocable to such Tower(s), but will be required to pay any Wind-Down Expenses allocable to such Tower(s).

g) Nothing in this SECTION 9.8 shall be deemed to reduce or increase the obligations of IBM to provide the Services and/or satisfy the Performance Standards and Minimum Service Levels as set forth in the Agreement.

9.9    SERVICE CREDITS

If IBM fails to provide the Services in accordance with the Minimum Service Levels set forth in any Transaction Document, IBM shall incur the charges set forth in a Schedule to such Transaction Document (each, a "Service Credit"; collectively, the "SERVICE CREDITS") against the amounts owed to IBM for the second month following the month in which the Service Credits were incurred. The Parties agree that the Service Credits are a fair estimate of the damages that the Equifax Group will incur for each event for which a Service Credit is granted in the Agreement, that the actual damages incurred by the Equifax Group in each such event would be difficult and costly to determine, and that the Service Credits are liquidated damages awarded in lieu of actual damages incurred by the Equifax Group. The Parties agree that the Service Credits are not penalties and are the sole and exclusive remedy of Equifax with respect to the incident or event with respect to which such Service Credits are paid or credited by IBM to Equifax subject to and as limited by the provisions of SECTIONS 12 AND 13.

9.10   OTHER CREDITS

Except as otherwise set forth in the Agreement, with respect to any amount to be paid or reimbursed to Equifax by IBM at the time any such amount is due and payable to Equifax, IBM may pay that amount to Equifax by applying a credit for the month such amount is due and payable against the charges otherwise payable to IBM under the Agreement, at IBM's option. Notwithstanding the foregoing, if the amount to be so paid or reimbursed by IBM in any specific month, exceeds the charges to Equifax for such month, IBM shall promptly pay any difference to Equifax by check or wire transfer during such month. If IBM fails to pay any amount due and payable to Equifax or fails to apply a credit during the month such amount is due and payable, IBM shall pay or credit such amount together with interest thereon payable at a rate of one percent (1%) per month, or the maximum amount permissible by law, whichever is less, of the unpaid,

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late monies will be due and payable by IBM to Equifax from the date such monies became due to Equifax through the date of payment or credit to Equifax.

9.11   COMMERCIALLY VALUED CUSTOMER

IBM will offer pricing to the Equifax Group for the Services provided pursuant to a Transaction Document that will be at least as favorable as the pricing extended by IBM, or in the case of a Transaction Document that has been assigned to an IBM Affiliate, the pricing extended by IBM or such IBM Affiliate, to its commercial customers within the same country after the Effective Date, who are purchasing comparable services in similar or lesser volumes. Equifax may choose to accept such pricing subject to any changes in terms and conditions to reflect the terms and conditions under which IBM or such IBM Affiliate extended such pricing to such other IBM customer or customers; provided, however, that the provisions of this SECTION 9.11 apply only to initial pricing and repricing of agreements entered into by IBM or IBM Affiliates with such customers after the Effective Date.

9.12   DISPUTED CHARGES/CREDITS

In the event Equifax disputes the accuracy or applicability of a charge or credit or other financial arrangement described in the Agreement (i.e., Monthly Charge, Unplanned Resource Units, COLA, Service Credits, pass-through billings, etc.), Equifax shall notify IBM of such dispute as soon as practicable after the discrepancy has been discovered. The Parties will investigate and resolve the dispute using the dispute resolution processes provided under SECTION 16 of the Agreement. Any undisputed amounts contained in or applicable to an invoice will be paid by Equifax and any undisputed credit amounts will be promptly credited by IBM. Upon request of either Party, Equifax in the case of a disputed charge, or IBM in the case of a disputed credit, shall place the disputed amount in an interest bearing escrow account established for the benefit of the Parties, until such dispute is resolved. Upon resolution of the dispute, the Parties shall be paid any interest having accrued on the disputed amounts held in the escrow account in connection with such dispute in proportion to the amount received by each Party with respect to such dispute, and the Parties shall each pay a portion of the escrow fees attributable to the disputed amount in an inverse proportion to the percentage of the disputed amount paid to each Party. Unpaid and uncredited monies that are in dispute and placed in escrow will not be considered a basis for monetary default under the Agreement.

9.13   REDUCTION OF EQUIFAX WORK

a) If, during the Term, Equifax experiences significant changes in the scope or nature of its business which have or are reasonably expected to have the effect of causing a substantive and sustained decrease in the amount of IBM resources used in performing the Services, provided such decreases are not due to Equifax resuming the provision of such Services by itself or Equifax transferring the provision of such Services to another vendor, such changes shall be governed by this SECTION 9.13. Examples of the kinds of events that might cause such substantial decreases are:

       1)     changes in Equifax's products or markets;

       2)     mergers, acquisitions or divestitures; or

       3)     changes in market priorities.

b) Equifax will notify IBM of any event or discrete set of events which Equifax believes qualifies under this SECTION 9.13, and IBM will identify in a plan that will be submitted to Equifax for review and acceptance, any changes that can be made to accommodate such decrease of resource requirements in a cost-effective manner without disruption to Equifax's ongoing operations, and the cost savings that will result therefrom.

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c)     Upon acceptance by Equifax, IBM will make any applicable adjustments to the Annual Service Charge and the related Baselines to reflect the foregoing and distribute an amended Supplement to the Parties.

d) Equifax may, at its option and expense, employ an accredited and independent auditor to verify IBM's methodology for calculating the savings referenced above conforms to accepted accounting practices.

10.    INTELLECTUAL PROPERTY RIGHTS

IBM, the members of the Equifax Group and their respective contractors and subcontractors may develop, create, modify or personalize (collectively, "DEVELOP") certain computer programming code, including source and object code ("CODE") and other Materials in order to perform the Services. The provisions of this SECTION 10 set forth the respective rights of Equifax and IBM in such Code and other Materials. This SECTION 10 does not apply to development, modification, creation, or personalization of templates for commercially available IBM products (for example, Lotus Notes templates). To the extent that Services under any Transaction Document include the development, modification, creation or personalization of such templates, rights with respect to such templates will be set forth in the applicable Transaction Document or applicable Schedule(s).

10.1   OWNERSHIP OF MATERIALS

With respect to any Materials whether Developed solely by IBM or its subcontractors, or jointly by the Equifax Group personnel or their subcontractors and IBM or its subcontractors, ownership will be as follows:

a) Equifax Code, Equifax Derivative Code and Equifax Works shall be owned by Equifax or another member of the Equifax Group, as applicable. During the Term, IBM shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, reproduce, display, perform, operate, distribute, modify, develop, personalize and create Derivative Works from such Materials internally, and the right to sublicense third parties to do any of the foregoing, for the sole purpose of performing the Services.

b) IBM Code, IBM Derivative Code, IBM Works and IBM Interfaces shall be owned by IBM. During the Term , the Equifax Group shall have an irrevocable, nonexclusive, worldwide, paid-up license to use in the Equifax Business, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from, such Materials internally, and the right to sublicense third parties to do any of the foregoing for the Equifax Group.

c) With respect to any Materials whether or not Developed under the Agreement, which are or have been Developed solely by the Equifax Group personnel and/or their contractors, such Materials shall be owned by Equifax. IBM shall have an irrevocable, nonexclusive, worldwide, paid-up license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop, personalize and create Derivative Works from such Materials internally and the right to sublicense third parties to do any of the foregoing, to the extent necessary and for the sole purpose of performing the Services during the Term.

d) Any ownership or license rights herein granted to either Party or another member of the Equifax Group or any other Authorized Users are limited by and subject to any patents and copyrights held by, and terms and conditions of any license agreements with, applicable Third Party Providers.

e) To the extent that by operation of law any of the Materials may not be owned by IBM or the Equifax Group to which ownership has been allocated under this SECTION 10, each Party agrees to promptly assign, or cause to be assigned, and take such actions and execute and deliver such documents as shall be necessary or appropriate to effect such assignment without further consideration. Each Party hereby assigns, without further consideration, the ownership of all right, title and interest in all U.S. and foreign copyrights, and

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       mask work rights (if any) in the Materials to the other Party as set forth in this SECTION 10. Such assignee shall have the right to obtain and hold in its own name or transfer patents and copyrights, applications, registrations, renewals and all other rights relating or pertinent thereto.

10.2   OBLIGATIONS REGARDING MATERIALS

a) The Parties agree to reproduce copyright legends which appear on any portion of the Materials which may be owned by the Parties and any and all third parties.

b) Except as set forth in SECTION 11, the Agreement shall not preclude either Party from Developing materials or providing services which are competitive to the Materials or Services which might be delivered pursuant to the Agreement, except to the extent any of same may infringe any of the other Party's patent rights, copyrights, trade secrets or mask work rights.

c) Neither the Agreement nor any disclosure made hereunder grants any license to either Party under any patents rights, copyrights, mask work rights or trade secrets of the other Party, except for the licenses expressly granted under this SECTION 10 and SECTION 12.6 hereof.

d) Each Party and their respective Affiliates shall have the right to develop commercialize, use, publish and distribute materials and/or intellectual property which may be substantially similar to the Materials (including, without limitation, computer programs and other copyrighted works) for their own use, for third parties or for other purposes provided that such activities are effected without breach of their obligations under the Agreement and do not infringe the intellectual property rights of the other Party and/or its Affiliates.

11.    CONFIDENTIALITY/DATA SECURITY

11.1   CONFIDENTIAL INFORMATION

IBM and Equifax each acknowledge that the other Party and/or its Affiliates possesses and will continue to possess information, which has commercial value in such other Party's and/or its Affiliates' business and is not in the public domain. Such information has been created, discovered, developed by such other Party and its Affiliates or provided to it by a third party, and such other Party and/or its Affiliates holds property rights in such information by assignment, license or otherwise. "CONFIDENTIAL INFORMATION" means with respect to a Party, any and all proprietary business information of the disclosing Party and/or its Affiliates and/or of third parties in the possession of the disclosing Party and its Affiliates treated as secret by the disclosing Party and its Affiliates (that is, it is the subject of efforts by the disclosing Party and/or its Affiliates that are reasonable under the circumstances to maintain its secrecy) that does not constitute a Trade Secret (defined below), including, without limitation, the terms of the Agreement, and any and all proprietary information in the possession of such disclosing Party and/or its Affiliates of which the receiving Party and/or its Affiliates become aware as a result of its access to and presence at the other Party's and/or its Affiliates' facilities. "TRADE SECRETS" mean with respect to a Party, information related to the services and/or business of the disclosing Party and/or its Affiliates and/or of a third party which (a) derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the disclosing Party and/or its Affiliates that are reasonable under the circumstances to maintain its secrecy, including without limitation (i) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (ii) identifying any oral presentation or communication as confidential immediately before, during or after such oral presentation or communication; or (iii) otherwise, treating such information as confidential or secret. Assuming the criteria in sections (a) and (b) above are met, Trade Secrets include, but are not limited to, technical and nontechnical data, formulas, patterns, compilations, computer programs and software, devices, drawings, processes, methods, techniques, designs,

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programs, financial plans, product plans, and lists of actual or potential customers and suppliers. "COMPANY INFORMATION" means collectively the Confidential Information and Trade Secrets. Company Information also includes information which has been disclosed to either Party and/or its Affiliates by a third party which such Party and/or its Affiliates is obligated to treat as confidential or secret.

11.2   OBLIGATIONS

a) Equifax and IBM will each refrain from disclosing, will hold as confidential, and will use the same level of care to prevent disclosure to third parties and to hold confidential, the Company Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care. Notwithstanding the foregoing, the Parties and their Affiliates to which a Transaction Document is assigned may disclose Company Information in the case of Equifax and its Affiliates which accept assignment of a Transaction Document, to members of the Equifax Group, and in the case of both Parties and their Affiliates, which accept assignment of a Transaction Document, to the authorized contractors and subcontractors involved in providing and using the Services under the Agreement where: (i) such disclosure is necessary to permit the members of the Equifax Group and the contractor or subcontractor to perform its duties hereunder or use the Services; (ii) members of the Equifax Group and the contractor or subcontractor agree in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this SECTION 11 and IBM and Equifax are each third party beneficiaries for all purposes; and (iii) IBM in the case of Equifax Company Information received by IBM and/or its Affiliates and disclosed by them as permitted herein or Equifax in the case of IBM Company Information received by Equifax and/or its Affiliates and disclosed by them as permitted herein, assumes full responsibility for the acts or omissions of its Affiliates, contractors and subcontractors no less than if the acts or omissions were those of IBM and Equifax respectively.

b) Neither Equifax nor IBM shall use the Company Information of the other Party except in the case of IBM and its Affiliates and subcontractors,
       (i) in connection with the performance of the Services and (ii) as otherwise specifically permitted in the Agreement, and in the case of Equifax, its contractors and other members of the Equifax Group, (A) as specifically permitted in the Agreement and (B) in connection with the use of the Services. IBM shall be responsible to ensure that its Affiliates and subcontractors comply with this SECTION 11.2(b) and Equifax shall be responsible to ensure that the members of the Equifax Group and its contractors comply with this SECTION 11.2(b).

c) Without limiting the generality of the foregoing, neither Party nor their Affiliates will publicly disclose the terms of the Agreement, except to the extent permitted by this SECTION 11 and to enforce the terms of the Agreement, without the prior written consent of the other. Furthermore, neither IBM nor Equifax nor their Affiliates will make any use of the Company Information of the other Party and its Affiliates except as contemplated by the Agreement; acquire any right in or assert any lien against the other Party's Company Information except as contemplated by the Agreement; or refuse to promptly return, provide a copy of or destroy such Company Information upon the request of the disclosing Party.

d) Notwithstanding any other provision of the Agreement, neither Party will be restricted in using, in connection with its business operations, any data processing or network management ideas, concepts, know-how and techniques which are retained in the minds of employees who have had access to the other Party's Company Information.

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11.3   EXCLUSIONS

Notwithstanding the foregoing, this SECTION 11 will not apply to any information which IBM or Equifax can demonstrate was: (a) at the time of disclosure to it, in the public domain; (b) after disclosure to it, published or otherwise becomes part of the public domain through no fault of the receiving party; (c) without a breach of duty owed to the disclosing party, is in the possession of the receiving party at the time of disclosure to it; (d) received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing party, did disclose such information to it; or (e) independently developed by the receiving party without reference to Company Information of the disclosing party. Further, either Party may disclose the other Party's Company Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Company Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the discloser's cost and expense. It is understood that the receipt of Company Information under the Agreement will not limit or restrict assignment or reassignment of employees of IBM and its Affiliates and the Equifax Group within or between the respective Parties and their Affiliates.

11.4   LOSS OF COMPANY INFORMATION

The receiving Party will immediately notify the disclosing Party, orally or in writing in the event of any disclosure, loss, or use in violation of the Agreement of a disclosing Party's Company Information known to the receiving Party.

11.5   LIMITATION

The covenants of confidentiality set forth herein (a) will apply after the Effective Date to any Company Information disclosed to the receiving Party before and after the Effective Date and (b) will continue and must be maintained from the Effective Date through the termination of the relationship between the Parties and (i) with respect to Trade Secrets, until the earlier of ten (10) years after termination of the Agreement or until such Trade Secrets no longer qualify as trade secrets under applicable law; and (ii) with respect to Confidential Information for a period equal to the shorter of two (2) years after termination of the Parties' relationship under the Agreement, or until such Confidential Information no longer qualifies as confidential under applicable law. Neither Party will be responsible for the security of the Company Information of the other Party during transmission via public communications facilities or for the loss of or damage to such information during transmission, except to the extent that such breach of security or loss or damage is caused by the failure of such Party to perform its obligations under the Agreement, including exercising the standard of care set forth in
SECTION 11.2(a).

11.6   DATA

All of Equifax's Company Information (including, without limitation, data, records and reports related to the Equifax Group, the Equifax Business and the Services) is represented by Equifax to be the exclusive property of Equifax, and/or its Affiliates or the property of third parties licensed to Equifax and/or its Affiliates, and the furnishing of such information, data, records and reports to, or access to such items by, IBM and/or its Affiliates and/or subcontractors will not grant any express or implied license to or interest in IBM and/or its Affiliates and/or subcontractors relating to such information, data, records and reports except as required to perform the Services pursuant to the Agreement. Unless specifically provided otherwise in a Transaction Document, IBM shall have no responsibility with respect to compliance with laws or regulations applicable to the storage, maintenance, and distribution of Equifax Company Information to the extent that any such activity by IBM is performed or implemented in accordance with Equifax's instruction or direction. Upon request by Equifax at any time and from time to time and without regard to the default status of the Parties under the Agreement, IBM and/or its Affiliates and/or subcontractors shall promptly deliver to Equifax Equifax's Company Information (including without limitation all data, records and related reports regarding the Equifax Group, the Equifax Business and the Services) in electronic (tape) format and in such hard copy as existing on the date of the request by Equifax.

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12.    TERMINATION

12.1   TERMINATION BY EQUIFAX

Equifax may terminate any individual Transaction Document for the following reasons:

a) A material breach of such Transaction Document by IBM and/or its Affiliates that remains uncured for ten (10) days after receipt of written notice thereof; provided, however, if a material breach of such Transaction Document by IBM and/or its Affiliates (other than a breach of SECTION 11 hereof) occurs that by its nature cannot be cured by IBM in such ten (10) day period but IBM submits a commercially reasonable written plan to Equifax within such period to cure such breach after the ten (10) day period (but in no event more than forty five (45) days after such notice of breach), the cure period for such breach shall be extended to the date set forth in the plan; or

b) There exists a series of non-material or persistent breaches by IBM and/or its Affiliates that in the aggregate have a material and significant adverse impact (i) on the Services support of the administrative, management, planning, financial reporting or operations functions of the Equifax Group or the portion of the Equifax Group constituting the user group under such Transaction Document, or (ii) on the management of the Services or the portion of the Services covered by such Transaction Document; or

c) For convenience upon one hundred eighty (180) days prior notice by Equifax to IBM; or

d) In the event of a Change of Control of IBM or Equifax, upon one hundred eighty (180) days prior notice by Equifax to IBM, which notice must be given within 180 days after the Change of Control; or

e) IBM and/or its Affiliate that has accepted assignment of such Transaction Document becomes insolvent or is unable to pay its debts or enters into or files (or has filed or commenced against it) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or any other country or transfers all or substantially all of its assets to another person or entity; or

f) IBM and/or its Affiliate that has accepted assignment of such Transaction Document incurs Direct Damages to Equifax in excess of the IBM Direct Damages Cap under the circumstances and resulting from the events described in SECTION 13.1(a)(i); or

g)     Under the circumstances set forth in SECTION 17.3.

12.2   TERMINATION BY IBM

IBM may terminate any Transaction Document for a material default by Equifax that remains uncured for a period of sixty (60) days after written notice thereof to Equifax from IBM.

12.3   TERMINATION CHARGES

a) In the event of a termination by Equifax pursuant to SECTIONS 12.1(c) for convenience or (d) for Change of Control, Equifax shall pay IBM the applicable Termination Charge, and Wind-Down Expenses. In the event of a termination by Equifax pursuant to SECTION 17.3 for a Force Majeure Event, Equifax shall pay IBM the amounts set forth in SECTION 17.3(c)(ii), but will not be responsible for Termination Charges or Wind-Down Expenses. In the event of a termination by Equifax pursuant to SECTIONS 12.1(a) for cause or (B) for persistent breaches or (E) for Bankruptcy or (F) for exceeding the IBM Direct Damages Cap or

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       SECTION 3.3 for failing to provide disaster recovery services, Equifax shall not be responsible for the payment of the applicable Termination Charge or Wind-Down Expenses. In the instance of a termination by Equifax pursuant to SECTION 12.1(b) for persistent non-material breaches, Equifax may not recover any damages from IBM for the defaults and breaches by IBM giving rise to the termination; provided that nothing in this sentence shall preclude any recovery by Equifax pursuant to SECTION 8.4(b),
       SECTION 9, SECTION 10, SECTION 11, SECTION 12, SECTION 13, SECTION 14,
       SECTION 15, or SECTION 17.3.


b) Except as set forth in SECTION 12.3(a), Equifax shall not be obligated to pay any charges that would otherwise accrue and be payable by Equifax pursuant to the Agreement or any Transaction Document after the effective date of the expiration or termination of the Agreement or any such Transaction Document.

12.4   [RESERVED]

12.5   SERVICES TRANSFER ASSISTANCE

a) The Parties agree that IBM will cooperate with the Equifax Group to assist in the orderly transfer of the services, functions, responsibilities, tasks and operations comprising the Services under each Transaction Document provided by IBM and its Affiliates hereunder to one or more members of the Equifax Group itself or another services provider in connection with the expiration or earlier termination of the Agreement and/or each Transaction Document for any reason, however described. Neither the Term of the Agreement nor any Transaction Document shall be deemed to have expired or terminated until the Services Transfer Assistance thereunder is completed. Upon Equifax's request IBM or its Affiliate shall provide transfer assistance in connection with migrating the work of the Equifax Group to the Equifax Group itself or another services provider ("SERVICES TRANSFER ASSISTANCE") commencing up to one
       (1) year prior to expiration or upon any notice of termination, or of non-renewal of the Agreement or any Transaction Document. In the event Equifax shall repeatedly fail to pay any amounts when due and payable under the Agreement within two (2) years of the start of Services Transfer Assistance, with or without an attendant termination for cause by IBM, IBM shall not be required to provide Services Transfer Assistance unless Equifax prepays the applicable Monthly Charges for the entire duration of Services Transfer Assistance, if any, applicable to the Transaction Document(s) being terminated and a reasonable projection of other charges due under such Transaction Documents for the entire period Equifax requests Services Transfer Assistance. In no event will Equifax's holding of or escrow of monies in compliance with SECTION 9.12 be considered a failure by Equifax to pay amounts due and payable hereunder. Further, IBM shall provide the Services Transfer Assistance in accordance with this SECTION 12.5 even in the event of Equifax's material breach (other than an uncured payment default) with or without an attendant termination for cause by IBM, if Equifax prepays a reasonable projection of the other charges due under the Transaction Document(s) being terminated (other than the Monthly Charge which shall be paid monthly as provided in the Supplement) for the Services Transfer Assistance for the entire period Equifax desires IBM to provide such services to the Equifax Group or its designees. Services Transfer Assistance shall be provided through the effective date of the expiration or termination of the Services under the Transaction Documents being terminated, and upon request by Equifax, the effective date of such expiration or termination shall be extended for up to one (1) year thereafter pursuant to the terms and conditions of the Agreement and applicable Transaction Document(s) and such period shall be considered an extension of the Term and the term of such Transaction Documents, however any such extension shall not affect the payment date or amount of any applicable Termination Charges, which Termination Charges shall be due and payable as of the initially noticed effective date of termination. Services Transfer Assistance shall include, but not be limited to, providing the Equifax Group and their respective agents, contractors and consultants, as necessary, with services described in a Schedule to each Transaction Document.

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b)     If any Services Transfer Assistance provided by IBM requires the utilization of additional resources that IBM would not otherwise use in the performance of the Agreement and applicable Transaction Documents but for which there is a current Resource Unit Baseline, Equifax will pay IBM for such usage at the then-current applicable Transaction Document(s) charges and in the manner set forth in the applicable Transaction Document(s). If the Services Transfer Assistance requires IBM to incur costs that IBM would not otherwise incur in the performance of the Services under the Agreement and applicable Transaction Document(s), then IBM shall notify Equifax of the identity and scope of the activities requiring that IBM incur such costs and the projected amount of the charges that will be payable by Equifax for the performance of such assistance. Upon Equifax's authorization, IBM shall perform the assistance and invoice Equifax for such charges. Within thirty (30) business days after the date of the invoice, Equifax shall pay IBM for authorized, additional charges incurred to provide such assistance to Equifax.

c) If Equifax exercises its option to prepay the Monthly Charges and other charges reasonably projected by IBM for Services Transfer Assistance with regard to any Transaction Document and it is determined that such prepayment is in excess of the actual charges associated with the Services Transfer Assistance, then IBM shall apply such overpayment to monies otherwise due IBM or, if no monies are due IBM, promptly refund such overpayment to Equifax at the end of such Services Transfer Assistance. Conversely, if the amount prepaid by Equifax to IBM for Services Transfer Assistance with regard to any Transaction Document does not fully reimburse IBM for the actual Monthly Charges due and costs incurred by IBM and chargeable to Equifax hereunder for the provision of Services Transfer Assistance to Equifax, then IBM shall invoice Equifax and Equifax shall promptly pay IBM for such additional amounts as incurred and invoiced to Equifax.

12.6   OTHER RIGHTS UPON TERMINATION

At the expiration or earlier termination of the Agreement and/or any Transaction Document for any reason, however described, IBM agrees in each such instance, as applicable:

a) Upon Equifax's request, IBM agrees to sell to Equifax or its designee for the fair market value thereof, the IBM Machines owned by IBM then currently being used by IBM primarily to perform the Services or the portion of the Services covered by the Transaction Document, as applicable. In the case of IBM Machines that IBM is leasing and using primarily to perform the Services, IBM agrees to permit Equifax or its designee to either buy-out the lease on the IBM Machines and purchase the IBM Machines from the lessor or assume the lease(s) and secure the release of IBM thereon, subject to the terms of the applicable lease. Equifax shall be responsible for any sales, use or similar taxes associated with such purchase of such IBM Machines or the assumption of such leases.

b) IBM will grant to the members of the Equifax Group and their Affiliates an irrevocable, nonexclusive, worldwide, perpetual, paid-up source and object code license to use, execute, operate, reproduce, display, perform, distribute, modify, Develop and personalize, and create Derivative Works from, the IBM Derivative Code, IBM Code, IBM Works and IBM Interfaces as a part of and in connection with the Equifax Business, and the right to sublicense third parties to do any of the foregoing for the members of the Equifax Group. Except as specifically set forth in this SECTION 12.6(b), nothing in this SECTION 12.6(b) grants Equifax any license to any materials from which IBM Derivative Code or IBM Works are derived.

c) IBM will provide to the Equifax Group a source code and an object code license for IBM Software proprietary to IBM and not otherwise owned by or licensed to Equifax in accordance with SECTION 12.6(b) and not generally commercially available for use by the Equifax Group as a part of and in connection with the Equifax Business, upon terms and prices to be mutually agreed upon by the Parties (which prices shall not be greater than those then offered to other customers of IBM as described in SECTION
       9.11 or, in the case

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       where no such customers exist, other third parties). At Equifax's option,
       IBM will recommend a mutually agreeable commercially available substitute, if available, to perform the same function.

d) Subject to SECTION 12.6(e), if IBM has licensed or purchased and is using any generally commercially available Software to provide the Services to the Equifax Group at the date of expiration or termination of the Agreement or any Transaction Document, Equifax may elect to take a transfer or an assignment of the license for such software (and any attendant maintenance agreement), subject to the terms of such license, and reimburse IBM for the initial license or purchase charges for such IBM Software in an amount equal to the remaining unamortized cost of such Software, if any, depreciated over a five (5) year life. Equifax shall also pay any transfer fee or charge imposed by the applicable vendor and not the obligation of IBM hereunder, and subject to Equifax's acceptance of any applicable vendor terms and conditions, such licensed Software shall be transferred or assigned to Equifax.

e) If IBM has licensed or purchased and is using any generally commercially available Software to provide the Services to the Equifax Group and other IBM customers in a shared environment at the date of expiration or termination of the Agreement or any Transaction Document, IBM, upon request by Equifax, will assist Equifax in obtaining licenses for such Software (and any attendant maintenance agreement) subject to Equifax's payment of any license fee and other charge imposed by the applicable vendor.

f) IBM will use commercially reasonable efforts to negotiate license arrangements with third parties that will minimize the amount of license and maintenance agreement transfer and assignment fees to be paid by Equifax. Equifax may participate in the negotiation of such license and maintenance agreement arrangements. IBM shall provide reasonable advance written notice to Equifax of such anticipated negotiations.

g) Upon the date of expiration or termination of the Agreement or any Transaction Document for any reason, the Equifax Group shall have the right to make offers of employment to any or all IBM employees performing Services on a substantially full time basis for the Equifax Group hereunder or under such Transaction Document, as applicable ("SERVICE EMPLOYEES"). Promptly after either Party provides the other Party written notice of termination or expiration with the prior consent of each Services Employee (each of whom IBM will notify of Equifax's interest), IBM agrees, subject to the agreement of the Service Employees, to supply Equifax with the names and resumes requested by Equifax for the purpose of exercising its rights under this SECTION 12.6, at no charge. Equifax's rights under this SECTION 12.6 will take precedence over any IBM/employee employment contract or covenant that may otherwise limit an employee's right to accept employment with the Equifax Group.

h) Upon Equifax's request, IBM will transfer or assign to Equifax or its designee, on mutually acceptable terms and conditions, any Third Party Agreements not otherwise treated in this SECTION 12.6, applicable solely to services being provided to Equifax, including, without limitation, Third Party Agreements for maintenance, Disaster Recovery Services and other necessary third party services then being used by IBM to perform the Services subject to the payment by Equifax of any transfer fee or charge imposed by the applicable vendors.

12.7   EFFECT OF TERMINATION/SURVIVAL OF SELECTED PROVISIONS

Notwithstanding the expiration or earlier termination of the Services or the Agreement or any Transaction Document for any reason however described, the following Sections of the Agreement shall survive any such expiration or termination: SECTION 8.4(b), SECTION 10, SECTION 11, SECTION 12.5, SECTION 12.6,
SECTION 12.7, SECTION 13, SECTION 14, SECTION 15, SECTION 16.1 and SECTION 17.

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13.    LIABILITY

13.1   LIABILITY CAPS

a) Except as provided in SECTION 13.2, the liability of IBM and its Affiliates to Equifax and its Affiliates under each Transaction Document arising out of or resulting from the performance or non-performance of IBM and/or its Affiliates and/or subcontractors of the Services and its obligations under such Transaction Document shall be limited in the aggregate for all claims, causes of action or occurrences:

       (i) to Direct Damages incurred by Equifax and its Affiliates equal to the charges paid by Equifax for the Services set forth in the supplement to such Transaction Document during the twelve (12) calendar months immediately prior to the first event which is the subject of the first claim or if twelve (12) months have not elapsed in the term of such Transaction Document at the time of the first such event, the charges to Equifax for the Services set forth in such Supplement during the first twelve (12) months of the term of such Transaction Document ("IBM Direct Damages Cap"); and

       (ii) in the event Equifax claims Direct Damages for event(s) which are the subject matter of claim(s) or cause(s) of action which are the basis for and result in Equifax's termination of the Agreement or any Transaction Document pursuant to SECTION 12.1(a) FOR CAUSE OR
              (e) FOR BANKRUPTCY, and the IBM Direct Damages Cap operates to preclude Equifax's recovery of its full amount of Transition Cover Costs, then Equifax shall be entitled to recover an additional amount from IBM, not to exceed fifty percent (50%) of the Direct Damages Cap, which amount shall be applied only toward such unrecovered Transition Cover Costs.

b) Except as provided in SECTION 13.2, the liability of Equifax to IBM arising out of or resulting from the performance and non-performance of its obligations under each Transaction Document shall be limited in all cases to Direct Damages which in the aggregate shall not exceed the amounts payable by Equifax upon a termination of such Transaction Document for convenience under SECTION 12.3(a) (the "EQUIFAX DIRECT DAMAGES CAP"). The IBM Direct Damages Cap and the Equifax Direct Damages Cap are herein collectively called the "DIRECT DAMAGES CAPS".

13.2   EXCLUSIONS

The provisions of SECTION 13.1 will not apply to (a) failure to pay amounts that are due and payable under the Transaction Documents, including but not limited to Monthly Charges, charges for New Services, Termination Charges, Wind-Down Expenses, accrual and distribution of disputed amounts and interest under
SECTION 9.12 and amounts payable under SECTION 17.3(c)(ii); (b) the indemnification obligations of the Parties pursuant to SECTION 14; (c) Losses arising from a violation of the confidentiality provisions of SECTION 11; (d) amounts to be paid or credited to Equifax as Service Credits; (e) amounts payable by IBM under the force majeure provisions of SECTION 17.3(c)(i) of the Agreement; and (f) amounts payable to Equifax under SECTION 9.10 (Other Credits).

13.3   DIRECT DAMAGES AND COVER CHARGES

Unless specifically provided to the contrary in the Agreement, neither party shall have any liability whether based on contract, tort (including without limitation, negligence), warranty, guarantee or any other legal or equitable grounds to the other party for any damages other than Direct Damages.

a) "DIRECT DAMAGES" mean actual, direct damages incurred by the claiming Party which include, by way of example but without limitation, (i) the costs to correct any deficiencies in the Services rendered by IBM, (ii) the difference in the amounts to be paid to IBM hereunder and the charges to be paid to another service

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       or product provider to provide, and/or the costs incurred by Equifax and/or its Affiliates to perform, all or a portion of the Services during any period or periods that IBM and/or its Affiliates are failing to provide, or are deficient in their performance of, the Services, (iii) the Service Credits, (iv) Transition Cover Costs, and (v) similar damages, but "Direct Damages" shall not include (A) loss of interest, profit or revenue of the claiming Party or (B) incidental, consequential, special or indirect damages suffered by the claiming Party (except as the damages described in (A) and (B) are included as a part of the Termination Charge and the Service Credits or as otherwise provided for in the Agreement) and shall not include punitive or exemplary damages suffered by the claiming Party arising from or related to the Agreement, even if such Party has been advised of the possibility of such losses or damages.

b) "TRANSITION COVER COSTS" means all costs and expenses incurred by the Equifax Group to transition to another provider of information management and communications services, and/or take in-house, some or all of such functions, responsibilities, tasks and activities comprising the portion of the Services provided under a terminated Transaction Document, after commercially reasonable efforts to mitigate such costs and expenses.

13.4   DEPENDENCIES

In no event will IBM or its subcontractors be liable for any damages if and to the extent caused by Equifax's or its Affiliates' or its subcontractors' failure to perform its responsibilities hereunder; provided, however, for the purposes of this SECTION 13.4, neither IBM nor its Affiliates nor the Third Party Providers shall be considered a subcontractor of Equifax. Neither Equifax nor its Affiliates or subcontractors shall be liable for any damages if and to the extent caused by any failure to perform by IBM or its Affiliates or subcontractors.

13.5   REMEDIES

At its option, Equifax may seek all remedies available to it under law and in equity or recover as liquidated damages the Service Credits, subject to the limitations and provisions specified in this SECTION 13. If IBM's provision of the Services is such that IBM would otherwise owe Equifax a Service Credit and Equifax elects to recover Service Credits, Equifax's recovery of Service Credits shall constitute acknowledgment by Equifax of full satisfaction and release of any claim by Equifax that IBM has breached its obligations under the Agreement with respect to any such event(s) giving rise to the Service Credits. However, within three (3) calendar months of the receipt of any Service Credits Equifax received with respect to any action or inaction by IBM upon which Equifax is basing termination for cause under SECTION 12.1(a) or termination for persistent breaches under SECTION 12.1(b), Equifax may return, such Service Credits and pursue a damage claim against IBM, if any such claim exists.

14.    INDEMNITIES

14.1   INDEMNITY BY IBM

IBM will indemnify and hold each member of the Equifax Group and their respective officers, directors, employees, agents, successors, contractors and assigns (each an "INDEMNITEE") harmless from and against any and all Losses incurred by any of them arising from or in connection with:

a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of any country, including without limitation, the United States, and any other applicable jurisdiction or any state, alleged to have been incurred because of or arising out of any aspect of the Services (including without limitation any information technology, information management and communications services, equipment, software or other resources) provided by IBM and/or its Affiliates or subcontractors in its performance of the Services;

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       provided, however, IBM will have no obligation with respect to any Losses to the extent arising from or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services committed by an Indemnitee or any employee of an Indemnitee that is not the result of IBM and/or its Affiliates or subcontractors failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; and provided, further, that IBM will have no obligation with respect to any Losses to the extent arising out of or in connection with an Indemnitee's modification of a program or a machine provided by IBM and/or its Affiliates or subcontractors, or an Indemnitee's combination, operation or use of the services, equipment, software or other resources provided by IBM and/or its Affiliates or subcontractors with devices, data, programs or other resources not furnished by, through or at the specification of IBM or its Affiliates or subcontractors, or an Indemnitee's use of equipment or software provided by IBM and/or its Affiliates to such Indemnitee under a Transaction Document in a country or countries other than those countries specifically designated in the Transaction Document or a written notice to Equifax from IBM;

b) any Claims, however described (including without limitation, failure to obtain Required Consents or arising from IBM's exercise of its rights to terminate, modify or change the Third Party Agreements pursuant to
       SECTION 8.3(a)), accruing during the term of a Transaction Document (that is, not arising or resulting from a breach by the Equifax Group before such effective date or after the termination date of such Transaction Document) regarding any Third Party Agreement covered by such Transaction Document; provided, however, IBM will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services (i) committed by any Indemnitee or any employee of an Indemnitee that is not the result of IBM and/or its Affiliates or subcontractors failing to perform its obligations under such Transaction Document including, without limitation, obtaining any Required Consent for which it has responsibility or (ii) to the extent arising out of or result from Equifax failing to perform its obligations under the Agreement including obtaining any Required Consent for which it has responsibility;

c) any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of IBM, its Affiliates, contractors and subcontractors caused by the negligence or willful misconduct of IBM, its employees, Affiliates, contractors or subcontractors; provided that IBM will have no obligation under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of a member of the Equifax Group;

d) any Claims for amounts, including but not limited to taxes, interest and penalties, assessed or claimed against the Equifax Group which are obligations of IBM under the Agreement;

e) any Claim for violation of environmental laws or regulations arising out of the Agreement or as a result of the Services performed at the Facilities, the Data Center or the other Equifax sites or locations to the extent IBM or its Affiliates or subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises;

f) any Claims directly attributable to IBM's decision to request that Equifax cancel, substitute, terminate, change, add or breach any Third Party Agreement and Equifax's assent to and compliance with such decision and Losses (not to exceed the financial estimate specified in Section 3.8(d)) incurred by Equifax associated with such decision by IBM and compliance by Equifax;

g) any Claims for penalties, interest and other charges imposed by a taxing authority (except the actual taxes payable by Equifax under the terms of the Agreement) arising out of or resulting from IBM issuing an incorrect invoice or other information provided to Equifax in writing regarding its charges to Equifax for the Services to Equifax; and

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h)     any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with IBM and/or its Affiliates, except to the extent any such Claim arises from a wrongful act of Equifax and/or its Affiliates and/or subcontractors.

In the event and to the extent that a Claim is made against an Indemnitee by an employee of IBM, its contractors or subcontractors providing services, products and/or software hereunder, the Parties agree that IBM shall indemnify and hold harmless the Indemnitee to the same extent as if the Claim was made by a non-employee of IBM, its contractors or subcontractors. IBM's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, IBM, in an indemnification claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.2   INDEMNITY BY EQUIFAX

Equifax will indemnify and hold harmless IBM, its Affiliates that are assignees of a Transaction Document, and their respective officers, directors, employees, agents, successors and assigns (each an "IBM INDEMNITEE") harmless from and against any and all Losses incurred by any of them arising from or in connection with:

a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, or similar property right conferred by contract or by common law or by any law of any country, including without limitation, the United States and any other applicable jurisdiction or any state, alleged to have been incurred because of or arising out of any equipment, materials and other resources (including without limitation information technology, information management and communications services equipment, software or other resources) provided to IBM and/or its Affiliates by the Equifax Group in connection with the performance of the Services; provided, however, Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with Claims for copyright infringement and/or breach of software licenses related to the Services, committed by an IBM Indemnitee or any employee of an IBM Indemnitee that is not the result of the Equifax Group failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility; and provided, further, that Equifax will have no obligation with respect to any Losses to the extent arising out of or in connection with an IBM Indemnitee's modification of a program or a machine provided by a member of the Equifax Group, or a IBM Indemnitee's combination, operation or use of the equipment, software or other resources provided by the Equifax Group with devices, data, programs or other resources not furnished by the Equifax Group, or an IBM Indemnitee's use of equipment or software provided by the Equifax Group to such IBM Indemnitee under a Transaction Document in a country or countries other than those countries specifically designated in the Transaction Document or a written notice to IBM from Equifax or an applicable Third Party Agreement;

b) any Claims accruing before the effective date or after the termination date of a Transaction Document regarding any Third Party Agreements between members of the Equifax Group and a third party covered by such Transaction Document, including without limitation, failure to obtain Required Consents but not including Claims arising or resulting from IBM and/or its Affiliates failing to perform its obligations under the Agreement including, without limitation, obtaining any Required Consent for which it has responsibility;

c) any Claims for amounts, including without limitation, taxes, interest and penalties assessed or claimed against IBM which are obligations of Equifax under the Agreement;

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d)     any Claims for personal injuries, death or damage to tangible personal or real property of third parties including employees of the Equifax Group caused by the negligence or willful misconduct of the Equifax Group or their employees; provided that Equifax will have no obligation, under this part, to the extent the same arise out of or in connection with the negligence or willful misconduct of IBM, its Affiliates or subcontractors;

e) any Claims arising out of or resulting from the operations of the Equifax Group, including the provision of access to the Services pursuant to
       SECTION 17.15, to the extent such Claims do not arise out of a breach of the Agreement by IBM and are not the subject of a specific indemnity provided to Equifax by IBM in SECTION 14.1; provided, however, that Equifax will have no obligation under this item, to the extent the Claims arise out of or result from the negligence or willful misconduct of IBM, its Affiliates or subcontractors;

f) any Claim for violation of environmental laws or regulations arising out of the Services performed at the Facilities, the Data Center or other Equifax Group sites or locations except to the extent that IBM or its Affiliates or subcontractors has caused the environmental damage or violation of the environmental laws or regulations from which the Claim arises;

g) any Claims by any Affected Employees arising out of or resulting from their employment, or the termination of their employment, with Equifax, except to the extent any such Claim arises from a wrongful act of IBM and/or its Affiliates and/or subcontractors; and

h) any Claims arising out of or resulting from the operations of the Equifax Group and arising from acts of Authorized Users.

In the event and to the extent that a Claim is made by an employee of a member of the Equifax Group against an IBM Indemnitee, the Parties agree that Equifax shall indemnify and hold harmless the IBM Indemnitee to the same extent as if the Claim was made by a non-employee of the members of the Equifax Group. Equifax's indemnification hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, Equifax, in an indemnification Claim hereunder, expressly and without reservation waives any defense or immunity it may have under any applicable workers' compensation law(s) or any other statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

14.3   EMPLOYMENT ACTIONS

It is agreed that IBM shall be solely and exclusively responsible for personnel decisions affecting IBM's employees, contractors, subcontractors and agents (including without limitation, hiring, promotions, training, compensation, evaluation, discipline, and discharge). Equifax shall be solely and exclusively responsible for personnel decisions affecting employees, contractors, and agents of the members of the Equifax Group (including without limitation, hiring, promotion, training, compensation, evaluation, discipline and discharge).

14.4   EXCLUSIVE REMEDY

The indemnification rights of each Indemnitee and IBM Indemnitee (individually an "INDEMNIFIED PARTY") for third party Claims pursuant to SECTIONS 14.1 AND 14.2, shall be the sole and exclusive remedy of such Indemnified Party with respect to each such third party Claim to which such indemnification relates.

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14.5   INDEMNIFICATION PROCEDURES

a) Written notice shall be given to the Party that is obligated to provide indemnification under SECTIONS 14.1 AND 14.2 (the "INDEMNIFYING PARTY"), if any civil, criminal, administrative or investigative action or proceeding is commenced or threatened by a third party (any of the above being a "CLAIM") against any Indemnified Party. Such notice shall be given as promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under the Agreement to defend the Claim. After such notice, if the Indemnifying Party acknowledges in writing to the Indemnified Party that the Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnifying Party must deliver written notice of its election of taking such control of the claim to the Indemnified Party not fewer than ten
       (10) days prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances. The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party, which consent will not be unreasonably withheld.

b) After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim as provided in this SECTION 14.5, the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense. In no event shall any settlement of the Claim pursuant to this SECTION 5(b) require the consent of the Indemnifying Party.

15.    INSURANCE AND RISK OF LOSS

15.1   IBM INSURANCE

During the Term of the Agreement, IBM and each IBM contractor and subcontractor shall maintain and keep in force, at its own expense, the following minimum insurance coverages and minimum limits:

a) workers' compensation insurance, with statutory limits as required by the various laws and regulations applicable to the employees of IBM or any IBM contractor or subcontractor;

b) employer's liability insurance, for employee bodily injuries and deaths, with a limit of $500,000 each accident;

c) comprehensive or commercial general liability insurance, covering claims for bodily injury, death and property damage, including premises and operations, independent contractors, products, services and completed operations (as applicable to the Services), personal injury, contractual, and broad-form property damage liability coverages, with limits as follows: (1) occurrence/aggregate limit of $1,000,000 for bodily injury, death and property damage per occurrence of $2,000,000 combined aggregate; or (2) split liability,

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       without aggregate limits, of (i) $2,000,000 for bodily injury per person;
       (ii) $2,000,000 for bodily injury per occurrence; and (iii) $500,000 per occurrence for property damage;

d) comprehensive automobile liability insurance, covering owned, non-owned and hired vehicles, with limits as follows (1) combined single limit of $1,000,000 for bodily injury, death and property damage per occurrence; or (2) split liability limits of (i) $1,000,000 for bodily injury per person; (ii) $1,000,000 for bodily injury per occurrence; and (iii) $250,000 for property damage; and

e) all-risk property insurance, on a replacement cost basis, covering the real and personal property of IBM which IBM is obligated to insure by the Agreement. Such real and personal property may include buildings, equipment, furniture, fixtures and supply inventory.

All such policies of insurance of IBM and its contractors and subcontractors shall provide that the same shall not be canceled nor the coverage modified nor the limits changed without first giving thirty (30) days prior written notice thereof to Equifax. No such cancellation, modification or change shall affect IBM's obligation to maintain the insurance coverages required by the Agreement. Except for workers' compensation insurance, Equifax shall be named as an additional insured on all such required policies. All liability insurance policies shall be written on an "occurrence" policy form. Equifax shall be named as loss payee as its interest may appear on the property insurance policies of IBM. IBM shall be responsible for payment of any and all deductibles from insured claims under its policies of insurance. The coverage afforded under any insurance policy obtained by IBM pursuant to the Agreement shall be primary coverage regardless of whether or not Equifax has similar coverage. IBM and its contractors and subcontractors shall not perform under the Agreement without the prerequisite insurance. Upon Equifax's request, IBM shall provide Equifax with certificates of such insurance including renewals thereof. Unless previously agreed to in writing by Equifax, IBM's contractors and subcontractors shall comply with the insurance requirements herein. The minimum limits of coverage required by the Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If IBM or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to IBM by Equifax and a ten (10) day cure period, Equifax may, without any obligation to do so, procure such insurance and IBM shall pay Equifax the cost thereof plus a reasonable administrative fee as designated by Equifax. The maintenance of the insurance coverages required under the Agreement shall in no way operate to limit the liability of IBM to Equifax under the provisions of the Agreement.

The parties do not intend to shift all risk of loss to insurance. The naming of Equifax as additional insured is not intended to be a limitation of Provider's liability and shall in no event be deemed to, or serve to, limit Provider's liability to Equifax to available insurance coverage or to the policy limits specified in this SECTION 14, nor to limit Equifax's rights to exercise any and all remedies available to Equifax under contract, at law or in equity.

15.2   RISK OF PROPERTY LOSS

IBM is responsible for risk of loss of, or damage to, the Software, Machines, Equifax Provided Office Furnishings and Equifax Group data in its possession or control, and Equifax is responsible for risk of loss of, or damage to, the Software, Machines and Equifax Group data in its possession or control.

15.3   MUTUAL WAIVER OF SUBROGATION

a) To the extent permitted by law, IBM and its Affiliates, contractors, subcontractors, and their respective directors, officers, employees, agents and insurers hereby waive their rights of subrogation against the member of the Equifax Group and their respective directors, officers, employees, agents, contractors and subcontractors for any loss or damage to the IBM Machines, IBM Software, and other tangible and intangible, real and personal property of IBM and its Affiliates, contractors and subcontractors resulting from operations in connection with the Agreement. Each property and worker's compensation insurance

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       policy of IBM and its Affiliates, contractors and subcontractors shall be endorsed to provide a waiver of any and all rights of subrogation against the Equifax Group and their respective directors, officers, employees, agents, contractors and subcontractors for loss resulting from operations in connection with the Agreement.

b) To the extent permitted by law, Equifax, the other members of the Equifax Group and their respective directors, officers, employees, agents and insurers hereby waive their rights of subrogation against IBM and its Affiliates, contractors and subcontractors for any loss or damage to the Equifax Provided Hardware, Equifax Software, Equifax Provided Office Furnishings and other tangible and intangible, real and personal property of Equifax and the other members of the Equifax Group resulting from operations in connection with the Agreement. Each property and worker's compensation insurance policy of Equifax shall be endorsed to provide a waiver of any and all rights of subrogation against IBM and its Affiliates, contractors and subcontractors for loss resulting from operations in connection with the Agreement.

16.    DISPUTE RESOLUTION

16.1   DISPUTE RESOLUTION PROCEDURES

a) Any dispute between the Parties either with respect to the interpretation of any provision of the Agreement or with respect to the performance hereunder by IBM or by Equifax or their respective Affiliates shall be resolved as specified in this SECTION 16.1.

       1) Upon the written request of either Party, a dispute shall be submitted to the Integrated Planning Team for resolution.

       2) The Integrated Planning Team shall meet as often as necessary to gather and furnish to each Party all non-privileged information with respect to the matter in issue which is appropriate and germane in connection with its resolution.

       3) The Integrated Planning Team shall discuss the problem and negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating thereto.

       4) During the course of such negotiation, all reasonable requests made by one Party to the other for nonprivileged information reasonably related to the Agreement, will be honored in order that each Party may be fully advised of the other Party's position.

       5) The specific format for such discussions will be left to the discretion of the Integrated Planning Team, but may include the preparation of agreed upon statements of fact or written statements of position furnished by each Party to the other Party.

b) If the Integrated Planning Team does not resolve the dispute within thirty (30) days after the date of receipt by the other Party of a request to submit the dispute to the Integrated Planning Team as described in SECTION 16.1(a)(1) (the "NOTICE"), then the dispute shall be escalated to an officer of Equifax and an officer of IBM, for their review and resolution within forty-five (45) days after receipt of the Notice.

c) If the officers referred to in SECTION 16.1(b) do not resolve the dispute within forty-five (45) days after the Notice, then the dispute shall be escalated to the President of Equifax and the IBM corporate officer in charge of IBM Global Services, for their review and resolution within sixty (60) days after the Notice.

d) If the dispute is not resolved by the Parties' representatives identified in SECTION 16.1(c) within ninety (90) days after the Notice, the Parties agree to try in good faith to resolve the dispute by mediation under the

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       Commercial Mediation Rules of the American Arbitration Association,
       before resorting to litigation or some other dispute resolution procedure.

e)     If the dispute is not resolved by mediation within one hundred twenty
       (120) days after the Notice, then the Parties may initiate formal proceedings; however, formal proceedings for the judicial resolution of any such dispute may not be commenced until the earlier of:

       1) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter in issue does not appear likely; or

       2)     one hundred twenty (120) days after the Notice; or

       3) thirty (30) days before the statute of limitations governing any cause of action relating to such dispute would expire.

Notwithstanding anything to the contrary in this SECTION 16.1(e), the Integrated Planning Team shall have the authority to stay the time periods set forth in this SECTION 16.1 upon unanimous vote of its members to take such action.

f) Notwithstanding any other provision of this SECTION 16.1, either Party may resort to court action for injunctive relief at any time if the dispute resolution processes set forth in this Section would permit or cause irreparable injury to such Party or any third party claiming against such Party, due to delay arising out of the dispute resolution process.

16.2   CONTINUED PERFORMANCE

The Parties agree to continue performing their respective obligations under the Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of the Agreement or unless such performance is prevented by the actions of the other Party.

17.    GENERAL

17.1   RELATIONSHIP OF PARTIES

The Agreement shall not be construed as constituting either Party or its Affiliates as partner of the other Party and its Affiliates or to create any other form of legal association that would impose liability upon one Party or its Affiliates for the act or failure to act of the other Party and its Affiliates or as providing either Party or its Affiliates with the right, power or authority (express or implied) to create any duty or obligation of the other Party and its Affiliates, except as provided in SECTION 8.3. Each Party shall be responsible for the management, direction and control of the employees of such Party and its Affiliates and such employees shall not be employees of the other Party or its Affiliates.

Each Party will submit to the other Party all advertising, written sales promotion, press releases and other publicity matters relating to the Agreement in which the other Party's or its Affiliate's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and will not publish or use such advertising, sales promotion, press releases, or publicity matters without prior written approval of the other Party. However, either Party may include the other Party's and/or its Affiliates name and a factual description of the work performed under the Agreement on employee bulletin boards, in its list of references and in the experience Section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

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17.2   ENTIRE AGREEMENT, UPDATES, AMENDMENTS AND MODIFICATIONS

The Agreement (including the Transaction Documents and the Supplement and Schedules thereto) constitutes the entire agreement of the Parties and their Affiliates with regard to the Services and matters addressed therein, and all prior agreements (including, without limitation, the Agreement for Systems Operations Services dated April 20, 1993, as amended), letters, proposals, discussions and other documents regarding the Services and the matters addressed in the Agreement (including the Transaction Documents and the Supplement and Schedules) and are superseded and merged into the Agreement (including the Transaction Documents and the Supplement and Schedules thereto). Updates, amendments and modifications to the Agreement including the Transaction Documents may not be made orally, but shall only be made by a written document signed in the case of this Master Agreement by both Parties and in the case of each Transaction Document, by the Parties and, if applicable, permitted asignees of such Transaction Documents. Any terms and conditions varying from the Agreement (including the Transaction Documents and the Supplement and Schedules thereto) on any order or written notification from either Party or its Affiliates shall not be effective or binding on the other Party or its Affiliates.

17.3   FORCE MAJEURE

a) Neither Party shall be liable for any default or delay in the performance of its obligations hereunder, except for payment defaults, if and to the extent and while such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions, strikes, lockouts, or labor difficulties or any other similar cause beyond the reasonable control of such Party and its Affiliates other than strikes, lockouts, or labor difficulties initiated by such Party's or its Affiliates or subcontractor's employees; and provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party or its Affiliates through the use of alternate sources, work-around plans or other means, (individually, each being a "FORCE MAJEURE EVENT").


b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within twenty-four (24) hours after the inception of such delay).

c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services under any Transaction Document necessary for the performance of the critical functions of the Equifax users of such Services for more than fifteen (15) consecutive days, then at Equifax's option:

       i) Equifax may procure such Services from an alternate source. Provided Equifax has not terminated the applicable Transaction Document pursuant to SECTION 17.3(c)(ii) and Equifax continues to make payment to IBM under such Transaction Document and Equifax exerts reasonable efforts to mitigate amounts payable to the alternate source, IBM will directly and timely pay the alternate source the full amount charged by such alternate source for the provision of such Services to Equifax until such time as IBM restores the Services and meets the Performance Standards but in no event for more than one hundred eighty (180) days; and/or

       ii) Until such time as IBM has restored the Services, Equifax may terminate the Transaction Document as of a date specified by Equifax in a written notice of termination to IBM, and Equifax will pay all fees due and payable through the termination date. If Equifax elects such termination, Equifax shall only pay on account of such termination IBM's verifiable unrecovered investment and deferred profit,

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              if any, through the date of termination (but will not be liable for Termination Charges or Wind Down Expenses) as well as any fees for Services Transfer Assistance.

d) This SECTION 17.3 does not limit or otherwise affect IBM's obligation to provide Disaster Recovery Services in accordance with SECTION 3.3 and the Schedules to each Transaction Document. In the event of a Force Majeure Event affecting Equifax, this SECTION 17.3 will not limit or otherwise relieve Equifax's obligation to pay any monies due IBM under the terms of the Agreement, except as provided in SECTION 17.3(c)(ii) and SECTION 3.3.

17.4   NONPERFORMANCE

To the extent any nonperformance by either Party of its nonmonetary obligations under the Agreement results from or is caused by the other Party's failure to perform its obligations under the Agreement, such nonperformance shall be excused.

17.5   WAIVER

No waiver of any breach of any provision of the Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

17.6   SEVERABILITY

If any provision of the Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

17.7   COUNTERPARTS

The Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

17.8   GOVERNING LAW

The Agreement and any and all claims and disputes arising out of or in connection with or related to the relationships and arrangements between the Equifax Group and IBM and its Affiliates described in the Agreement will be governed by and construed in accordance with the laws of the State of Georgia and the United States of America. The Parties hereby (a) agree that the U.S. District Court for the Northern District of Georgia, Atlanta Division, or if such court does not have subject matter jurisdiction, the appropriate State or Superior Court sitting in Fulton County, Georgia, shall have exclusive jurisdiction over the actions arising out of or related to or in connection with the Agreement and the subject matter of the Agreement, whether in contract, tort, or any other form of action ("ACTION"); (b) agree to initiate any such Action against the other Party only in such courts; (c) agree that they shall not raise any defense to the lawful jurisdiction of such courts; and (d) agree that they shall not attempt the removal of any Action to any other court, whether local, state or federal courts of the United States or the courts of any other country.

17.9   BINDING NATURE AND ASSIGNMENT

The Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this SECTION 17.9, neither Party may, or will have the power to, assign the Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld, except that either Party may assign its rights and

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obligations under the Agreement in whole or in part to an Affiliate which expressly assumes such Party's obligations and responsibilities hereunder, without the approval of the other Party. The assigning Party shall remain fully liable for and shall not be relieved from the full performance of all obligations under the Agreement. Any attempted assignment that does not comply with the terms of this SECTION 17.9 shall be null and void. Any Party assigning its rights or obligations to an Affiliate in accordance with the Agreement shall provide written notice thereof to the other Party together with a copy of the assignment document, within three (3) business days of such assignment.

17.10  NOTICES

a) Whenever one Party is required or permitted to give notice to the other Party under the Agreement, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered in hand, one (1) day after being given to an express courier with a reliable system for tracking delivery, or five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid, or when sent if delivered by facsimile.

b)     Notifications will be addressed as follows:

       1)     For breach or default under the Master Agreement, notify:

              In the case of IBM:                In the case of Equifax:

              IBM Co-Chairman of the             Equifax Co-Chairman of the
              Integrated Planning Team           Integrated Planning Team
              1505 Windward Concourse            1525 Windward Concourse
              Alpharetta, Georgia  30005         Alpharetta, Georgia  30005
              Facsimile:  770-663-9701           Facsimile:  770-740-7952

              with a copy to:                    with a copy to:

              IBM General Counsel                Equifax Chief Legal Officer
              Route 100                          1600 Peachtree Street, N.W.
              Somers, New York  10569            Atlanta, Georgia  30309
              Facsimile:  914-766-8440           Facsimile:  404-885-8682


       2) For termination, breach or default under a Transaction Document, notify:

              In the case of IBM:                In the case of Equifax:

              IBM Project Executive              Equifax Project Executive
              at the Notice address set forth    at the Notice address set forth
              in the affected Transaction        in the affected Transaction
              Document                           Document

              with copies to:                    with copies to:

              IBM Co-Chairman of the             Equifax Co-Chairman of the
              Integrated Planning Team           Integrated Planning Team
              1505 Windward Concourse            1525 Windward Concourse
              Alpharetta, Georgia  30005         Alpharetta, Georgia  30005
              Facsimile:  770-663-9701           Facsimile:  770-740-7952


                                                                   Page 59 of 65
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
              and                                 and

              IBM General Counsel                 Equifax Chief Legal Officer
              Route 100                           1600 Peachtree Street, N.W.
              Somers, New York  10569             Atlanta, Georgia  30309
              Facsimile:  914-766-8440            Facsimile:  404-885-8682


       3)     For all other notices under the Master Agreement:

              In the case of IBM:                In the case of Equifax:

              IBM Co-Chairman of the             Equifax Co-Chairman of the
              Integrated Planning Team           Integrated Planning Team
              1505 Windward Concourse            1525 Windward Concourse
              Alpharetta, Georgia  30005         Alpharetta, Georgia  30005
              Facsimile:  770-663-9701           Facsimile:  770-740-7952


       4)     For all other notices under a Transaction Document:

              In the case of IBM:                In the case of Equifax:

              IBM Project Executive              Equifax Project Executive
              at the Notice address set forth    at the Notice address set forth
              in the affected Transaction        in the affected Transaction
              Document                           Document

              with a copy to:                    with a copy to:

              IBM Co-Chairman of the             Equifax Co-Chairman of the
              Integrated Planning Team           Integrated Planning Team
              1505 Windward Concourse            1525 Windward Concourse
              Alpharetta, Georgia  30005         Alpharetta, Georgia  30005
              Facsimile:  770-663-9701           Facsimile:  770-740-7952


Either Party hereto may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

17.11  NO THIRD PARTY BENEFICIARIES

The Parties do not intend, nor will any Section hereof be interpreted, to create for any third party beneficiary rights with respect to either of the Parties, except (a) each member of the Equifax Group and each IBM Affiliate shall be a third party beneficiary under the Agreement with respect to enforcement of any rights such member of the Equifax Group or IBM Affiliate may have under SECTION 10, SECTION 11, or SECTION 14 of the Agreement, and (b) each Affiliate of the Parties to which a Transaction Document has been assigned and accepted, will have the rights and benefits described in that Transaction Document, and (c) the third parties identified in SECTION 14 will have the rights and benefits described in that Section.

                                                                   Page 60 of 65

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17.12  OTHER DOCUMENTS

Upon request of the other Party, on or after the Effective Date and the date(s) of any Transaction Documents and amendments or revisions to any of the foregoing, each Party shall furnish to the other such certificate of its Secretary, certified copy of resolutions of its Board of Directors, or opinion of its counsel as shall evidence that the Agreement or any amendment or revision hereto has been duly executed and delivered on behalf of such Party or its Affiliates.

17.13  CONSENTS AND APPROVALS

The Parties agree that in any instance where a consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of the Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement and where consent, approval or agreement cannot be provided, the Party shall notify the other Party in a timely manner.

17.14  HEADINGS

All headings herein and the table of contents are not to be considered in the construction or interpretation of any provision of the Agreement. The Agreement was drafted with the joint participation of both Parties and shall be construed neither against nor in favor of either, but rather in accordance with the fair meaning thereof. In the event of any apparent conflicts or inconsistencies between the provisions of the Master Agreement, the Exhibits, the Transaction Documents, the Schedules or other attachments to the Master Agreement and Transaction Documents, such provisions shall be interpreted so as to make them consistent to the extent possible, and if such is not possible, the provisions of the Master Agreement shall prevail.

17.15  REMARKETING

Equifax may not remarket all or any portion of the Services provided under the Agreement, or make all or any portion of the Services available to any party, without the prior written consent of IBM; provided, however, Equifax may sell or make available to third parties which are customers or potential customers of members of the Equifax Group and persons acquiring portions of the Equifax Business from Equifax or its Affiliates access to elements of the Services under the Agreement ("ELEMENTS OF THE SERVICES") subject to the following limitations:

1. Equifax shall independently set its own pricing and policies in connection with any such access to Elements of the Services;

2. Equifax does not utilize IBM's name as part of its marketing efforts regarding any such access to Elements of the Services;

3. Equifax discloses to its customers accessing Elements of the Services that IBM is running the Systems but that IBM has no liability of any kind to such customers;

4. if Equifax's activities for a customer accessing Elements of the Services cause IBM to fail to meet a Minimum Service Level, IBM shall be excused from such failure to the extent IBM demonstrates that the failure was caused by such customers' activities and to the extent such failure was not caused by IBM's failure to satisfy its obligations under the Agreement; and

5. if IBM incurs incremental costs in connection with any such access to Elements of the Services by Equifax customers, such costs will be treated either under an existing charging methodology or, if none exists, then as a New Service in accordance with SECTION 3.12 hereof.

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Nothing herein may be construed to limit or hinder Equifax or the other members of the Equifax Group from (i) marketing, selling or performing its services to and for its customers or potential customers and/or (ii) from providing any portion of the Services to its Affiliates.

17.16  COMMENCEMENT OF ACTIONS

Neither party may bring an action, regardless of form, arising out of the Agreement more than two (2) years after the later to occur of the date on which the cause of action has arisen or the date such cause of action was or should have been discovered.

                                                                   Page 62 of 65

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17.17  IBM LOGO PRODUCTS WARRANTIES

Nothing in the Agreement is intended to replace, supercede or vitiate the warranties and attendant rights and remedies granted to members of the Equifax Group by IBM and/or its Affiliates with respect to IBM Logo Products as set forth in any applicable lease, purchase and/or license arrangement.


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